UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Rule 14a-12
Lance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Charlotte, North Carolina
Notice of Annual Meeting of Stockholders to be held May 4, 2010
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. will be held at 8600 South Boulevard, Charlotte, North Carolina 28273, on Tuesday, May 4, 2010, at 9:30 a.m., local time, for the purpose of considering and acting upon the following:
1.	The election of three directors.

2.	Approval of amendments to the Lance, Inc. 2007 Key Employee Incentive Plan.

3.	Ratification of the selection of KPMG LLP as independent public accountants for fiscal year 2010.

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.
     Holders of record of the Common Stock of Lance, Inc. at the close of business on February 24, 2010 will be entitled to notice of or to vote at the meeting and any postponements or adjournments of the meeting.
By Order of the Board of Directors

Rick D. Puckett
Secretary
Charlotte, North Carolina
March 26, 2010
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 4, 2010
          The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 26, 2009 are available at www.edocumentview.com/LNCE.
     The Board of Directors will appreciate your prompt vote by a toll-free telephone number, the Internet or the prompt return of the enclosed proxy card, dated and signed. Instructions regarding all three methods of voting are on the proxy card.

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PROXY STATEMENT
Principal Stockholders and Holdings of Management
Election of Directors
The Board of Directors and its Committees
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Audit Committee Report
Director Compensation
Executive Officer Compensation

LANCE, INC.
13024 Ballantyne Corporate Place, Harris Building, Suite 900, Charlotte, North Carolina 28277
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. to be held at 8600 South Boulevard, Charlotte, North Carolina 28273 at 9:30 a.m., local time, on Tuesday, May 4, 2010. This Proxy Statement and accompanying Proxy are first being sent to our stockholders on or about March 26, 2010. Our principal office is located at 13024 Ballantyne Corporate Place, Harris Building, Suite 900, Charlotte, North Carolina.
     Solicitation other than by mail may be made personally and by telephone by our regularly employed officers and employees who will not be additionally compensated therefor. We will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, we have engaged Georgeson Shareholder to deliver proxy materials to, and solicit proxies from, these institutions. Georgeson Shareholder will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $7,000. The total cost of soliciting proxies will be borne by us.
     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., 13024 Ballantyne Corporate Place, Harris Building, Suite 900, Charlotte, North Carolina 28277 or by attending the meeting and electing to vote in person. Proxies received in the accompanying form will be voted as instructed in the proxy at the meeting or any adjournment thereof.
     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. Proposals by stockholders, if any, which are properly submitted to our Secretary within the time period and in the manner provided in our Bylaws will also be considered at the meeting. If any such proposals or any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.
     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of our Common Stock held by them of record at the close of business on February 24, 2010 which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. A list of stockholders entitled to notice of the meeting will be available at our offices at 13024 Ballantyne Corporate Place, Harris Building, Suite 900, Charlotte, North Carolina during ordinary business hours from March 30, 2010 through the day of the meeting.
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Voting on all matters, including the election of directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock outstanding on February 24, 2010 was 32,045,863.

Principal Stockholders and Holdings of Management
     As of February 1, 2010, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

	Number of Shares	Percent of
Name and Address of	and Nature of	Common Stock
Beneficial Owner	Beneficial Ownership	Outstanding (1)
BlackRock, Inc.	2,469,469 (2)	7.7%
40 East 52nd Street New York, NY 10022

Wellington Management Company, LLP	2,309,204 (3)	7.2%
75 State Street Boston, MA 02109

(1)	Based on 32,091,166 shares outstanding on February 1, 2010 plus options held by such person that are currently exercisable or exercisable within 60 days.

(2)
Based on a Schedule 13G filed on January 29, 2010 by BlackRock, Inc. reporting shares held on December 31, 2009. The Schedule 13G reports that BlackRock, Inc. has sole power to vote and dispose of all of such shares.

(3)
Based on Amendment No. 3 to Schedule 13G filed on February 12, 2010 by Wellington Management Company, LLP, an investment adviser, reporting shares held on December 31, 2009. The Amendment reports that Wellington Management Company, LLP has shared power to vote 1,614,216 shares and shared power to dispose of 2,309,204 shares.

     Based on information available to us, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 1, 2010, approximately 4,100,000 shares of our Common Stock (approximately 13% of the outstanding shares). Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to us. There are approximately 65 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 1, 2010, information as to the beneficial ownership of our $0.83-1/3 par value Common Stock by all directors and nominees, executive officers named in the Summary Compensation Table below, and our directors and executive officers as a group.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership (1)		Outstanding (2)
Jeffrey A. Atkins	7,000	(3)	*

J. P. Bolduc	7,000	(3)	*

William R. Holland	28,054	(4)	*

James W. Johnston	871,826	(5)	2.7%

W. J. Prezzano	18,000	(6)	*

David V. Singer	348,517	(7)	1.1%
	800,000	(8)	2.5%

Dan C. Swander	9,000	(9)	*

Isaiah Tidwell	23,226	(4)	*

S. Lance Van Every	297,729	(10)	*

Earl D. Leake	71,067	(11)	*

Glenn A. Patcha	84,489	(12)	*

Rick D. Puckett	110,537	(13)	*

Blake W. Thompson	75,771	(14)	*

Directors and all executive officers as a group (15 persons)	2,801,966	(15)	8.7%

*	Less than 1%.

(1)	All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(2)	Based on 32,091,166 shares outstanding on February 1, 2010 plus options, if any, held by such person that were exercisable on or within 60 days of February 1, 2010.

(3)	Includes 5,000 shares of restricted stock.

(4)	Includes 12,000 shares subject to exercisable options and 8,000 shares of restricted stock.

(5)
Includes 3,000 shares of restricted stock. Also includes 747,383 shares held indirectly by Mr. Johnston’s wife as trustee and beneficiary, 25,000 shares held in another trust for the benefit of Mr. Johnston’s wife and 90,643 shares held indirectly by Mr. Johnston’s wife as trustee for her brother.

(6)	Includes 8,000 shares subject to exercisable options and 8,000 shares of restricted stock.

(7)
Includes 281,050 shares subject to exercisable options and 59,920 shares of restricted stock. Does not include 300,000 restricted stock units and 45,215 dividend equivalent units, each equivalent to one share of Common Stock, that vest on May 11, 2010 pursuant to the terms of the Restricted Stock Unit Award Agreement, as amended, described under “Executive Officer Compensation—Summary of Compensation and Grants of Planned Based Awards—Employment and Other Agreements” below.

(8)
Consists of shares held by the Philip L. Van Every Foundation (the “Foundation”) of which Mr. Singer is a member of the Board of Administrators, which holds the sole voting and dispositive power of such shares.

(9)	Includes 7,000 shares of restricted stock.

(10)
Includes 12,000 shares subject to options currently exercisable, 8,000 shares of restricted stock and 232,449 shares pledged as security. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 34,710 shares as to which he had shared power to vote and dispose.

(11)	Includes 47,992 shares subject to exercisable options, 11,080 shares of restricted stock and 147 shares as trustee for Mr. Leake’s daughter.

(12)	Includes 57,055 shares subject to exercisable options and 11,340 shares of restricted stock.

(13)	Includes 77,220 shares subject to exercisable options and 13,740 shares of restricted stock.

(14)	Includes 54,482 shares subject to exercisable options and 10,379 shares of restricted stock.

(15)
Includes 579,967 shares subject to exercisable options held by directors and executive officers, 800,000 shares held by the Foundation of which Mr. Singer is a member of the Board of Administrators, 105,918 shares of restricted stock and 232,449 shares pledged as security.

Election of Directors
     At the 2010 Annual Meeting of Stockholders, three directors will be elected to serve until the Annual Meeting of Stockholders in 2013. Each director will be elected to serve subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and broker “non-votes” are not taken into account in determining a plurality.
     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the proxies will be voted for three nominees including such substitutes as shall be designated by the Board of Directors.
     Each of the three nominees listed below are currently members of the Board of Directors and were elected to their current terms, which expire in 2010, at the Annual Meeting Stockholders held April 26, 2007. Each of the nominees, except for David V. Singer, qualifies as an independent director under the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).

Name and Director Since (1)	Age	Information About Nominees and Directors
David V. Singer 2003	54
President and Chief Executive Officer of Lance, Inc. since 2005; Executive Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, Charlotte, NC (beverage manufacturing and distribution), 2001-2005; Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, 1986-2001; Director of Flowers Foods, Inc.

Dan C. Swander 2004	66
Operating Partner, Swander Pace Capital, San Francisco, CA (equity investment firm specializing in consumer products and related industries) since 2006; Chief Executive Officer, Method Products, Inc., San Francisco, CA (marketer of household cleaning and personal care products) 2008-2009; Executive Vice President, Basic American Foods, Inc., Walnut Creek, CA (food manufacturing), 2004-2005; President and Chief Operating Officer of International Multifoods Corporation, Minnetonka, MN (food manufacturing), 2001-2004; Chairman and Director, Swander Pace & Company, San Francisco, CA (strategy consulting firm specializing in the food, beverage and packaged goods industries), 1987-2001

S. Lance Van Every (2) 1990	62	Private investor for more than the past five years
     The three members of the Board of Directors listed below were elected to their current terms, which expire in 2011, at the Annual Meeting of the Stockholders held April 24, 2008.

Name and Director Since (1)	Age	Information About Nominees and Directors
William R. Holland 1993	71
Private investor since 2001; Chief Executive Officer of United Dominion Industries Limited, Charlotte, NC (diversified manufacturing company), 1986-2000; Chairman of United Dominion Industries Limited, 1986-2001; Director of Goodrich Corp. and EnPro Industries, Inc.

James W. Johnston(2) 2008	64
President and Chief Executive Officer of Stonemarker Enterprises, Inc., Mooresville, NC (consulting and investment company), since 1996; Vice Chairman of RJR Nabisco, Inc., Winston-Salem, NC (diversified manufacturer of consumer products), 1995-1996; Chairman of R. J. Reynolds Tobacco Worldwide, 1993-1996; Chairman and Chief Executive Officer of R. J. Reynolds Tobacco Co., 1989-1996; Director of Sealy Incorporated.

W. J. Prezzano 1998	69
Chairman of the Board of Lance, Inc. since 2005; Private investor since 1997; Vice Chairman of Eastman Kodak, Inc., Rochester, NY (imaging), 1996-1997; Director of TD Bank Financial Group (Toronto, Canada), TD Ameritrade Holding Corporation, Roper Industries, Inc., EnPro Industries, Inc. and Chairman of Medical University of South Carolina Foundation

The three members of the Board of Directors listed below were elected to their current terms, which expire in 2012, at the Annual Meeting of the Stockholders held April 23, 2009.

Name and Director Since (1)	Age	Information About Nominees and Directors
Jeffrey A. Atkins 2006	61
Executive Vice President and Chief Financial Officer, ACH Food Companies, Inc., Memphis, TN (a food manufacturer, distributor and marketer), since 2003; private investor, 2001-2003; Chief Financial Officer, Springs Industries, Inc., Fort Mill, SC (a manufacturer and distributor of textile home furnishings), 1999-2001; Chief Executive Officer and Chief Financial Officer, Pete’s Brewing Company, Palo Alto, CA (a craft-beer brewer and marketer), 1997-1998. From 1977 to 1996, The Quaker Oats Co., Chicago, IL (a food and beverage marketer and manufacturer), where he held various positions including Vice President of Corporate Planning from 1995 to 1996

J. P. Bolduc 2006	70
Chairman and Chief Executive Officer, JPB Enterprises, Inc., Columbia, MD (a private investment holding company), since 1995; President and Chief Executive Officer, J.A. Jones, Inc. (a multi-national construction, real estate and related engineering services company), 2003-2005; President and Chief Executive Officer, W.R. Grace & Co. (a specialty chemicals and health care company), 1990-1995; Director of EnPro Industries, Inc. and Unisys Corporation

Isaiah Tidwell 1995	65
Private investor since 2005; Georgia Wealth Management, Director, Executive Vice President — Wachovia Bank, N.A., Atlanta, GA, 2001-2005; President, Georgia Banking — Wachovia Bank, N.A., Atlanta, GA, 1999-2001; and Executive Vice President and Southern/Western Regional Executive of Wachovia Bank, N.A., 1996-1999; Director of Ruddick Corporation and Lincoln National Corporation

(1)	The information about the directors was furnished to us by the directors.

(2)	Mr. Van Every and Mr. Johnston’s wife are cousins.
The Board of Directors and its Committees
     The Board of Directors met eight times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and all Committees on which he served. Each of the members of the Board of Directors is requested to attend in person the Annual Meeting of Stockholders, and all of the then current members of the Board of Directors attended the 2009 Annual Meeting of Stockholders, except for Dan C. Swander and S. Lance Van Every.
     The full Board of Directors has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Jeffrey A. Atkins, J. P. Bolduc, William R. Holland, James W. Johnston, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every. In April 2009, W. J. Prezzano was re-elected as Chairman of the Board to serve as our non-executive chairman in accordance with the Bylaws.
     In addition to its other committees, the Board of Directors has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The written charters of all of the Committees are posted on our website, www.lanceinc.com, under the Investor Relations tab.
     Audit Committee. The Audit Committee is composed of Jeffrey A. Atkins, Chairman, J. P. Bolduc, James W. Johnston, W. J. Prezzano and Isaiah Tidwell and is primarily responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board of Directors has determined that Mr. Atkins is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. All of the members of the Audit Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Audit Committee met five times during the fiscal year. The report of the Audit Committee with respect to the 2009 fiscal year is set forth under the heading “—Audit Committee Report” below.

     Compensation Committee. The Compensation Committee provides overall guidance to our compensation and benefit programs. The Compensation Committee is composed of William R. Holland, Chairman, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every. The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors. The Committee’s recommendations regarding the annual compensation of the Chief Executive Officer are subject to approval by the Board of Directors. The Committee administers our stock incentive plans. All of the members of the Compensation Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Compensation Committee met four times during the fiscal year.
     For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Officer Compensation—Compensation Discussion and Analysis” below. The Compensation Committee also reviews, approves and recommends to the Board of Directors for approval the compensation of the members of the Board of Directors. In approving director compensation, the Compensation Committee considers the anticipated number of meetings of the Board of Directors and its Committees and data regarding director compensation for similar size companies in similar industries. Since 2007, the Compensation Committee has retained its own executive compensation consultants, Pearl Meyer & Partners, to assist the Committee in its executive officer and director compensation decisions. In 2009, Pearl Meyer & Partners provided an analysis of director compensation programs and compared our director compensation to similar size companies in similar industries and made recommendations with respect to our director compensation program. The consultants used data from comprehensive surveys and performed a peer group analysis using similar size food and snack food companies.
     The report of the Compensation Committee with respect to the 2009 fiscal year is set forth under the heading “—Compensation Committee Report” below.
     Governance and Nominating Committee. The Governance and Nominating Committee is composed of W. J. Prezzano, Chairman, J. P. Bolduc, William R. Holland, Dan C. Swander and S. Lance Van Every. The Governance and Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Governance and Nominating Committee’s functions include identifying, evaluating and recommending candidates for election to the Board of Directors and reviewing and recommending appropriate changes in our corporate governance principles, codes of conduct and ethics and other corporate governance documents. The Committee is also responsible for reviewing related party transactions. All of the members of the Committee are independent directors within the meaning of the applicable Nasdaq listing standards. The Governance and Nominating Committee met three times during the fiscal year.
     In identifying potential director candidates, the Governance and Nominating Committee seeks input from other members of the Board of Directors and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Governance and Nominating Committee. The Governance and Nominating Committee has at times retained a third-party search firm to assist in identifying potential director candidates. The Committee will also consider director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders, so long as such recommendations are submitted in accordance with the procedures described below under “—Stockholder Recommendations for Director Candidates.”
     In evaluating director candidates, the Chairman of the Governance and Nominating Committee and other members of the Committee, may conduct interviews with certain candidates and make recommendations to the Committee. Other members of the Board of Directors may also conduct interviews with director candidates upon request, and the Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates.
     The Governance and Nominating Committee has not set specific, minimum qualifications that must be met by a director candidate. In evaluating candidates for recommendation to the Board of Directors, the Committee will consider the following factors, in addition to any other factors that it deems appropriate:
•	whether the candidate is of the highest ethical character and shares our Company’s values;

•	whether the candidate’s reputation, both personal and professional, is consistent with our image and reputation;

•	whether the candidate’s diverse characteristics, experiences, perspectives and skills would benefit the Board of Directors given the current composition of the Board of Directors;

•	whether the candidate is “independent” as defined by Nasdaq listing standards and other applicable laws, rules or regulations regarding independence;

•
whether the candidate qualifies as someone who is “financially sophisticated” or as an “audit committee financial expert” as described in the Nasdaq listing standards or any other applicable laws, rules or regulations;

•
whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or violate any applicable Nasdaq listing standards or other applicable laws, rules or regulations;

•
whether the candidate’s service as an executive officer of another company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•
if the candidate is an incumbent director, the director’s overall service during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.

     The Governance and Nominating Committee assesses and reviews these guidelines with the Board of Directors each year and modifies them as appropriate. The Board of Directors also considers these guidelines in carrying out its responsibility for filling vacancies and selecting nominees for election as directors at Annual Meetings of Stockholders. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.
Stockholder Recommendations of Director Candidates
     Stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee may do so by mailing a written recommendation to the Chairman of the Governance and Nominating Committee, c/o Secretary, Lance, Inc., 13024 Ballantyne Corporate Place, Harris Building, Suite 900, Charlotte, North Carolina 28277. Such recommendation must include the following information:
•	the name and address of the stockholder submitting the recommendation or the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

•
the class and number of shares of our stock that are owned beneficially and of record by the stockholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

•	sufficient biographical information concerning the director candidate, including a statement about the director’s qualifications;

•
all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made; and

•	a written consent of the candidate to be named in our proxy statement and to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.
     Recommendations by stockholders for director candidates to be considered by the Governance and Nominating Committee for the 2011 Annual Meeting of Stockholders must be submitted by November 26, 2010. The submission of a recommendation by a stockholder in compliance with these procedures will not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement.
     Our Bylaws also provide that nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders by any stockholder entitled to vote on such election. Such nominations must be submitted in writing to our Secretary at our principal office at least 75 days, but not more than 105 days, before the first anniversary of the preceding year’s annual meeting, and in accordance with the procedures specified in the Bylaws. The presiding officer at the Annual Meeting of Stockholders may refuse to accept the nomination of any person that is not submitted in compliance with such procedures.
Stockholder Communications with the Board of Directors
     It is our policy that stockholders may, at any time, communicate with any of our directors by mailing a written communication to a director, c/o Secretary, Lance, Inc., 13024 Ballantyne Corporate Place, Harris Building, Suite 900, Charlotte, North Carolina 28277.
     All communications received in accordance with these procedures will be reviewed by the Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:
•	do not relate to the business or affairs of our Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to directors.
Compensation Committee Interlocks and Insider Participation
     William R. Holland, Chairman, W. J. Prezzano, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every served on the Compensation Committee in fiscal year 2009. None of the directors who served on the Compensation Committee in fiscal year 2009 served as one of our employees in fiscal year 2009 or has ever served as one of our officers. During fiscal year 2009, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.
Compensation Committee Report
     The Compensation Committee of the Board of Directors has reviewed and discussed the below section titled “Executive Officer Compensation—Compensation Discussion and Analysis” with management, and, based on such review and discussions, recommended to the Board of Directors that the section be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 26, 2009.
     Submitted by the Compensation Committee of the Board of Directors.

William R. Holland, Chairman	Isaiah Tidwell
W. J. Prezzano	S. Lance Van Every
Dan C. Swander
Audit Committee Report
     The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Lance, Inc. (“Lance”) and the integrated audits of its financial statements, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for Lance’s financial statements and the financial reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the financial reporting and controls.
     The Committee discussed with the independent public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of Lance’s financial reporting and controls and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 114. In addition, the Committee has received the written disclosures and letter from the independent public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent public accountants the independent public accountants’ independence from management and Lance.
     The Committee approved in advance all audit and non-audit services for 2009. These services are outlined in more detail under “Ratification of Selection of Independent Public Accountants” below.
     The Committee also discussed with Lance’s internal audit accountants and independent public accountants the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit accountants and independent public accountants, with and without management present, to discuss the results of their examinations and their evaluations of the internal controls and the overall quality of financial reporting of Lance.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the consolidated audited financial statements of Lance, Inc. be included in the Annual Report on Form 10-K for the fiscal year ended December 26, 2009 for filing with the Securities and Exchange Commission.
     Submitted by the Audit Committee of the Board of Directors.

Jeffrey A. Atkins, Chairman	W. J. Prezzano
J. P. Bolduc	Isaiah Tidwell
James W. Johnston
Director Compensation
     Directors who are employed by us or one of our subsidiaries receive no additional compensation for serving as directors. Directors who are not employed by us or one of our subsidiaries receive an annual fee of $40,000 plus $1,500 (and expenses) for each Board meeting attended. The Chairman of the Board receives an additional fee of $75,000 per year. Non-employee directors (other than the Chairman of the Board) who serve as Chairman of the Audit Committee receive an additional $10,000 per year and those who serve as Chairman of either the Compensation Committee or Governance and Nominating Committee receive an additional $7,500 per year. Non-employee directors (other than the Chairman of the Board) also receive $1,500 for each Committee meeting attended. The Chairman of the Board does not receive a fee for attending Committee meetings or for serving as a Committee Chairman.
     Under the 2008 Director Stock Plan, which was approved by our stockholders on April 25, 2008, all non-employee directors serving on the 20th day of the month following our Annual Meeting of Stockholders each year automatically receive an award of up to 4,000 shares of restricted stock of the Company, as determined by the Board of Directors from time to time. In 2009, each non-employee director received an award of 3,000 shares of restricted stock. Non-employee directors who are first elected after June 1 and before December 31 of any year receive an automatic initial award of up to 4,000 shares of restricted stock on the 20th day of the month following the date when the director first commences service as a director, as determined by the Board of Directors from time to time.
     Shares of restricted stock subject to awards under the 2008 Director Stock Plan vest 12 months after award. If a director ceases to serve as a director prior to such vesting date due to the director’s death, or if there is a change of control of our Company prior to such vesting date, then the shares of restricted stock become fully vested on the date of the director’s death or the date of the change of control, as the case may be. If the director ceases to serve as a director for any reason other than death before the vesting date, then the shares of restricted stock become vested on a pro-rata basis at a rate of one-twelfth for each month the director served after the applicable award date. Directors have the right to receive dividends with respect to the restricted shares and to vote the shares prior to vesting.
     Prior to 2008, non-employee directors received an annual award of 1,000 shares of restricted stock under the 2003 Director Stock Plan. Shares of restricted stock awarded under the 2003 Director Stock Plan vest on the later of 11 months after award or seven months after the director ceases to serve as a director. The 2003 Director Stock Plan expired on April 30, 2008.
     Prior to 2003, non-employee directors were eligible to receive stock options under the Lance, Inc. 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the “1995 Director Option Plan”). Under the 1995 Director Option Plan, each non-employee director received an initial option grant to purchase 2,500 shares of Common Stock upon becoming a director (exercisable after six months of service). The 1995 Director Option Plan also provided for annual option grants to purchase 4,000 shares of Common Stock on every May 1 to each non-employee director continuing in office (other than the initial year) which became exercisable after one year’s service. There have been no options issued under the 1995 Director Option Plan for years ending after December 28, 2002.
     The following table sets forth certain information regarding the compensation of the directors for fiscal year 2009.
Director Compensation Table
Fiscal Year 2009

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)	($)
Jeffrey A. Atkins	61,500	54,107	—	—	115,607
J. P. Bolduc	54,500	54,107	—	—	108,607
William R. Holland	60,500	54,107	—	—	114,607
James W. Johnston	51,500	54,107	—	—	105,607
W. J. Prezzano	119,000	54,107	—	—	173,107
David V. Singer(5)	—	—	—	—	—
Dan C. Swander	53,000	54,107	—	—	107,107
Isaiah Tidwell	57,500	54,107	—	—	111,607
S. Lance Van Every	51,500	54,107	—	—	105,607

(1)	Amounts represent the aggregate amount of all fees earned or paid in cash for services as a director in fiscal year 2009.

(2)
Amounts represent the dollar amounts recognized by us for financial statement reporting purposes in fiscal year 2009 with respect to outstanding restricted stock awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding the assumptions made in calculating these amounts, see pages 43 to 46 of the Annual Report on Form 10-K for the fiscal year ended December 26, 2009. There were no forfeitures of restricted stock awards in fiscal year 2009. As of December 26, 2009, the aggregate number of shares of restricted Common Stock outstanding for each of the directors (other than Mr. Singer) serving on such date was as follows: Mr. Atkins—5,000, Mr. Bolduc—5,000, Mr. Holland—8,000, Mr. Johnston—3,000, Mr. Prezzano—8,000, Mr. Swander—7,000, Mr. Tidwell—8,000 and Mr. Van Every—8,000.

(3)
On May 20, 2009, each director (other than Mr. Singer) who was serving as a director on such date was granted 3,000 shares of restricted Common Stock under the 2008 Director Stock Plan, as described above. The grant date fair market value of each award was $62,910, computed in accordance with Generally Accepted Accounting Principles.

(4)
There were no amounts recognized by us for financial statement reporting purposes in fiscal year 2009 with respect to outstanding option awards to directors. As of December 26, 2009, the aggregate number of shares underlying outstanding option awards for each of the directors serving on such date was as follows:

Mr. Atkins—0, Mr. Bolduc—0, Mr. Holland—12,000, Mr. Johnston—0, Mr. Prezzano—8,000, Mr. Swander—0, Mr. Tidwell—12,000 and Mr. Van Every—12,000. There were no option awards granted in fiscal year 2009.

(5)
Mr. Singer is our President and Chief Executive Officer and therefore does not receive additional compensation for serving as a director. See the Outstanding Equity Awards at Fiscal Year-End table below for the outstanding equity awards held by Mr. Singer as of December 26, 2009.

Executive Officer Compensation
     We have included below statements regarding future performance targets and measures for our Company. These performance targets and measures are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of future results.
Compensation Discussion and Analysis
     The Compensation Committee of the Board of Directors is responsible for overall guidance for the compensation of all executive officers, including the executive officers named in the Summary Compensation Table. The Committee approves all annual compensation for the named executive officers, except for the Chief Executive Officer. For the Chief Executive Officer, the Committee determines, approves and recommends all annual compensation to the Board of Directors for final review and approval. The Compensation Committee has sole responsibility for and approves all long-term and stock-based compensation for executive officers. The following explains the material elements of our compensation program as it relates to the named executive officers.
Executive Compensation Philosophy and Objectives
     The Compensation Committee’s philosophy includes the following:
•
Our executive compensation program is designed to attract, motivate, reward and retain executive talent with the skills and competencies to generate performance, both short and long-term, which exceeds the market;

•	Total compensation will be based on the performance of our Company and the individual executive team member;

•	Base salaries and incentive compensation will be influenced by our Company’s performance as compared to the market and peer organizations;

•	Our executive compensation program consists of base salary, annual incentive, long-term incentives and executive benefits and perquisites; and

•	Our executive compensation should align the interests of our executives with those of our stockholders.
The primary objectives of our executive compensation program are:
•	to align executives’ interests with those of our stockholders by linking a substantial portion of compensation to annual and long-term performance measures;

•	to attract and retain key executives and managers who are critical to our future success;

•	to provide competitive total compensation commensurate with our performance;

•	to motivate behaviors that lead to the successful achievement of specific sales, financial and operational goals that support our stated business strategy;

•	to emphasize the link between performance and rewards for meeting predetermined, specific goals;

•	to focus executives on operational effectiveness from both an earnings and investment perspective; and

•	to promote a performance orientation and communicate to employees that greater responsibility and performance carries greater rewards and opportunities.
Determining Executive Compensation
     The Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of the executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to the Committee relating to the compensation of these officers. Following a review of those recommendations, the Committee approves the compensation of those officers, with such modifications to the Chief Executive Officer’s recommendations as the Committee considers appropriate.
     The Committee’s review of the Chief Executive Officer’s compensation is subject to separate procedures. With input from members of the Board of Directors and the Committee, the Chairman of the Committee, with the Chairman of the Board, evaluates the Chief Executive Officer’s performance and reviews the evaluation with him. Then based on that evaluation and review, the Committee consults with its independent compensation consultants and determines and recommends to the Board of Directors the Chief Executive Officer’s annual compensation and performance and annual objectives. The Chief Executive Officer is excused from meetings of the Committee during voting or deliberations regarding his compensation.
     In setting compensation levels, the Committee considers all elements of the executive compensation program in total rather than each element in isolation. The Committee is guided by its own subjective judgment and those sources of information (including compensation surveys) that the Committee considers relevant. In 2008, the Committee retained its own executive compensation consultants, Pearl Meyer & Partners, to assist the Committee in its executive compensation decisions. The consultants were directed to provide a comprehensive analysis of executive compensation programs, analyze executive compensation and all elements thereof and compare our executive compensation to similar size companies in similar industries and to make recommendations with respect to our executive compensation programs. The consultants used data from comprehensive surveys and performed a peer group analysis using similar size food and snack food companies.
     For 2009, the consultants used the 2008/2009 Watson Wyatt Survey Report on Top Management Compensation and the 2008 US Mercer Benchmark Database Executive Compensation Report data and its market analysis of our executive compensation. All elements of executive compensation were compared to market data from the food and kindred products industry and the manufacturing non-durable goods industry. Our executive compensation was also compared to a peer group consisting of 12 other companies in the food and snack food industries that were of similar size. The peer companies used in the analysis were our Company and Diamond Foods, Inc., Flowers Foods Inc., Green Mountain Coffee Roasters, Hain Celestial Group Inc., Hansen Natural Corp., J&J Snack Foods Corp, Lancaster Colony Corp., National Beverage Corp., Ralcorp Holdings Inc., J.M. Smucker Co., Tootsie Roll Industries Inc. and Treehouse Foods, Inc. Diamond Foods, Inc. was added in 2009 because of its similar industry, revenue and market capitalization as the Company. The members of the peer group were selected by the consultants based on industry, revenue and market capitalization similarity and input from the Committee. The Committee looks at the compensation of our Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies in the survey group, peer group and a market composite group. The Committee used these comparisons as a point of reference for measurement but not as the determinative factor in setting our executives’ compensation.
     In setting compensation, the Committee also reviews the compensation data and tables in the Executive Compensation section of our Proxy Statement as it is being prepared. The overall purpose of these reviews is to bring together in one place all of the elements of actual and potential future compensation of our named executive officers so that the Committee may analyze both the individual amounts of compensation, the mix of compensation and the total amounts of actual and projected compensation. In its most recent review, the Committee determined that the compensation amounts for our Chief Executive Officer and the other named executive officers remain consistent with the Committee’s expectations and philosophy.
     As a general principle, the Committee believes that compensation of the executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of our Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving the objectives of our executive compensation program.
Elements of Executive Compensation
     Our compensation program consists of the following elements: base salaries, annual incentive awards, long-term cash and equity compensation, and benefits and perquisites. The Chief Executive Officer, the Chief Financial Officer and the other named executive officers are also entitled to receive severance payments or other compensation upon the occurrence of certain events related to a termination of employment or change in control. See “—Potential Payments upon Termination or Change in Control” below.
     Base Salaries. Base salaries are paid to provide executive officers with a base level of annual compensation and to achieve our objectives of attracting and retaining executives who are critical to our future success, rewarding performance and communicating to employees that greater responsibility carries greater rewards. Based on information and surveys provided by the Committee’s compensation consultants, the Committee seeks to have base salaries for executive officers above the 50th percentile for the average comparable base salary for similar positions at similar companies as required to attract experienced executives. The Committee’s decisions regarding adjustments to base salaries are also based on the responsibilities of the executives, the Committee’s evaluation of the market demand for executives with similar capability and experience, and our corporate performance and the performance of each executive in relation to our strategic objectives. The Committee also seeks to strike an appropriate balance between fixed elements of compensation, such as base salaries, and variable performance-based elements.
     In connection with the hiring of Mr. Singer as Chief Executive Officer in 2005, the Committee and the Board approved and we entered into an Executive Employment Agreement with Mr. Singer. See “—Summary of Compensation and Grants of Plan-Based Awards—Employment and Other Agreements” below. Mr. Singer’s employment agreement provides for a base salary of $500,000, subject to increase at the discretion of the Board. In general, we believe Mr. Singer’s compensation is consistent with the Committee’s compensation philosophy and objectives.
     On February 9, 2009, the Committee conducted its annual review of Mr. Singer’s compensation. As a result of that review and the Committee’s evaluation of our performance and the performance of Mr. Singer in 2008, the Committee approved and recommended to the Board of Directors an increase in his base salary to $660,000, a 10% increase, effective December 28, 2008. In determining the amount of the increase, the Committee considered market data, peer group analysis and recommendations provided by the Committee’s compensation consultants, and his progress against identified priorities for 2008 which was a good year considering the increases in ingredient costs and the challenges in achieving price increases for our products in 2008. The increase in his base salary puts Mr. Singer’s base salary between the 45th and 50th percentile of the market data.
     On February 9, 2009, the Committee also conducted a compensation review for the other executive officers, including the other named executive officers. In connection with that review, Mr. Singer submitted recommendations to the Committee. Based on those recommendations, input from the Committee’s compensation consultants and the Committee’s evaluation of our performance and the performance of those individuals in 2008, the Committee made adjustments to the base salaries to be paid to the other executive officers for 2009 that ranged from 5% to 10%. These salary increases went into effect on December 28, 2008. Mr. Leake’s base salary was increased 10% as a further step toward reaching a base salary level competitive with market data for his position. The base salaries of the named executive officers, other than the Chief Executive Officer, ranged from the 65th percentile to the 75th percentile of the market data.
     Annual Performance Incentive Plan. An annual performance incentive compensation plan is provided for the executive officers, including the named executive officers, to achieve the Committee’s objectives of:
•
motivating behaviors that lead to the successful achievement of specific sales, financial and operational goals that support our stated business strategy and to align participants’ interests with those of stockholders;

•	emphasizing the link between performance and rewards for meeting predetermined, specific goals;

•	focusing executives on operational effectiveness from both an earnings and investment perspective; and

•	promoting a performance orientation and communicating to executives that greater responsibility carries greater rewards.
     In setting target incentive awards under the plan, the Committee considers each executive’s level of responsibility in relation to our annual and long-term objectives, recommendations of the Chief Executive Officer, and our obligations under the agreements with the Chief Executive Officer. The Committee sets target incentive awards at levels that are designed to link a substantial portion of each individual’s total annual compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining those objectives.
     Grants of annual incentive awards for each named executive officer are determined based primarily upon the attainment of pre-determined objectives with respect to financial performance measures for our business. Financial performance measures and objectives are determined based on our operating plan for the year in question. The operating plan is developed by management and approved by the Board of Directors.
     At its meeting on February 9, 2009, the Committee approved an annual performance incentive plan for 2009 that included the executive officers’ target incentive awards for 2009 and the targeted financial measures for 2009. This annual performance incentive plan was recommended to the Board of Directors, which approved Mr. Singer’s participation in the plan on February 9, 2009. Mr. Singer’s employment agreement provides for a target incentive award each year equal to 100% of base salary. Messrs. Puckett, Patcha, Thompson and Leake were assigned target incentive awards for 2009 of 50% of their respective base salaries. Our financial performance measures were changed from those for 2008 to put greater emphasis on earnings per share by increasing the weight from 30% to 45% so as to better align the interests of the named executive officers with those of our stockholders. For 2009, incentive compensation was based 35% on a Net Sales target of $915.7 million, 45% on a Corporate Earnings Per Share target of $1.10 per share, 10% on a Net Sales Per Route Improvement target of 10% and 10% on a Supply Chain Costs Reduction target of 25 basis points. See “—Summary of Compensation and Grants of Plan-Based Awards” below for additional information regarding the performance measures and the threshold, target and maximum incentive awards for the named executive officers.
     The Committee maintains discretion to adjust performance measures and objectives for extraordinary items and other items as it deems appropriate. In setting the performance objectives, the Committee has elected to exclude from the performance measures acquisitions and special items considered to be one-time income or expense items.
     On February 22, 2010, the Committee reviewed and approved the degree of attainment of our annual financial objectives for 2009. For 2009, we achieved 109% of our target. All of the named executive officers attained 109% of their target incentive.
     Based on this performance, the Committee awarded a $719,400 cash incentive award to Mr. Singer for 2009. The Committee also awarded cash incentive awards to each of the other named executive officers based upon the degree of attainment of our financial objectives for 2009. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the amounts of those cash incentive awards.
     Long-Term Cash and Equity Compensation. The Committee administers our 1997 Incentive Equity Plan, our 2003 Key Employee Stock Plan and our 2007 Key Employee Incentive Plan.
     The Committee is authorized to grant restricted stock awards, stock options and other awards that are provided for under our 1997 Incentive Equity Plan, our 2003 Key Employee Stock Plan and our 2007 Key Employee Incentive Plan to such of our employees and employees of our subsidiaries as the Committee determines to be eligible for awards. Awards granted to an individual are based upon a number of factors, including the recipient’s position, salary and performance as well as our overall corporate performance. Both the 1997 Incentive Equity Plan and the 2003 Key Employee Stock Plan have expired and there were no additional shares available for award under these Plans as of February 1, 2010.
     The stock plans are intended to achieve our objectives of:
•	aligning executives’ interests with those of our stockholders by linking a substantial portion of compensation to long-term performance measures;

•	attracting and retaining key executives and managers who are critical to our future success; and

•	providing competitive total compensation commensurate with our performance.
     Awards are made under these plans as long-term incentive compensation to executives and other key employees when the Committee feels such awards are appropriate.
     We expect that individuals who receive these awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with our stockholders. In 2007, our Board of Directors, upon recommendation of the Compensation Committee, adopted stock ownership guidelines for the Board of Directors, officers and senior managers of our Company. The guidelines generally provide that the Board of Directors, our officers and our senior managers retain 50% of shares of our Common Stock received under our equity grants to them, net of required income tax withholding. The ownership targets range from two times base salary to one-half times base salary for officers and are two times annual retainer for members of the Board of Directors.
     The Committee makes awards under these stock plans both to reward short-term performance with equity-based compensation and to motivate the recipient’s long-term performance. The Committee generally follows the practice of making annual awards to individuals who are determined to be eligible to participate in these plans.
     Each year, the Committee adopts a Three-Year Incentive Plan for Officers that includes a performance period that covers the current year and the two following years. At its meeting on February 23, 2009, the Committee adopted the 2009 Three-Year Plan for the three fiscal years 2009 through 2011. Each participant in the 2009 Three-Year Plan was assigned a target incentive, based on the participant’s level of responsibility, position and recommendations from the Committee’s compensation consultants. Mr. Singer’s target incentive was based on his Executive Employment Agreement, as amended, and a recommendation from the Committee’s compensation consultants. The following target incentives were assigned to our named executive officers: Mr. Singer—$1,296,000, Mr. Puckett—$330,800, Mr. Patcha—$281,300, Mr. Thompson—$247,300 and Mr. Leake—$257,000. The target incentive awards were determined by the Committee consistent with their practice and philosophy of providing that a substantial portion of total compensation for executive officers be long-term incentive compensation.
     For 2009, the Committee granted each named executive officer (i) nonqualified stock options valued at 35% of his target incentive, (ii) restricted shares of Common Stock valued at 30% of his target incentive and (iii) a performance award with a target equal to 35% of his target incentive. The performance award is based on target levels of the average of Net Sales for the 2009 and 2010 fiscal years, the average of Corporate Earnings Per Share for the 2009 and 2010 fiscal years and the average of Return On Capital Employed for the 2009 and 2010 fiscal years. The performance awards are calculated 35% on a Net Sales target of $940 million, 40% on a Corporate Earnings Per Share target of $1.25 and 30% on a Return On Capital Employed target of 12.5%, subject to threshold and maximum levels of Net Sales, Earnings Per Share and Return On Capital Employed and percentage payout of the performance award. The performance awards will be made two-thirds in Common Stock and one-third in restricted stock. The performance measures were selected by the Committee based on our strategic plans for the 2009 and 2010 fiscal years to further align the named executive officers performance with the strategic plan. The 2009 Three-Year Plan is described in greater detail under “—Summary of Compensation and Grants of Plan-Based Awards—2009 Three-Year Plan” below.
     At its meeting on February 23, 2009, pursuant to the 2009 Three-Year Plan the Committee awarded nonqualified stock options and restricted stock to the named executive officers as follows:

	Nonqualified Stock	Restricted Stock
Name	Option Shares	Shares
David V. Singer	92,196	17,910
Rick D. Puckett	23,532	4,572
Glenn A. Patcha	20,010	3,888
Blake W. Thompson	17,592	3,417
Earl D. Leake	18,282	3,552
     On February 23, 2009, the Committee reviewed performance and eligibility for awards under the 2006 Three-Year Plan. On February 22, 2010, the Committee reviewed performance and eligibility for awards under the 2007

Three-Year Plan. The Committee determined that no incentive awards had been earned under the 2006 Three-Year Plan or the 2007 Three-Year Plan.
     On February 23, 2009, the Committee made awards under the performance award component of the 2008 Three-Year Plan to the named executive officers, based on the attainment of predetermined performance goals with respect to our net sales increase in 2008. The Company achieved 252% of the aggregate target under the 2008 Three-Year Plan in that net sales were $838 million against the target of $800 million. In accordance with the 2008 Three-Year Plan, the performance awards were settled in Restricted Stock in February 2009. One-third of such shares of Restricted Stock vested upon settlement. An additional one-third will vest in February 2010 and the remaining one-third will vest in February 2011.
        The named executive officers were awarded the following:

Restricted
Name	Stock Shares
David V. Singer	40,626
Rick D. Puckett	9,549
Glenn A. Patcha	7,761
Blake W. Thompson	7,251
Earl D. Leake	7,839
     On March 16, 2006, the Committee adopted the 2006 Five-Year Performance Equity Plan for Officers and Senior Managers which covers the five-year period beginning in 2006 and ending in 2010. This Plan is a one-time grant of performance equity units, each equivalent to one share of Common Stock and related dividend equivalents. Each of the performance equity units and related dividend equivalent units which vest during the five-year period will be settled by delivery of one share of our Common Stock. These performance equity units will be subject to forfeiture if the participant leaves our employ during the five-year period except as a result of death, disability or retirement in which case the participant will receive a pro rata portion of the award. Under the Five-Year Plan, no awards vest unless the cumulative total return on our Common Stock for the five years ending December 31, 2010 exceeds the cumulative total return on the Russell 2000 Index over the same period. See “—Summary of Compensation and Grants of Plan-Based Awards—2006 Five-Year Plan” below.
     The Five-Year Plan and the amounts of the award were developed by our management in consultation with the Company’s compensation consultants and members of the Committee.
     Benefits and Perquisites. We provide our employees, including the named executive officers, with a benefit program that the Committee believes is reasonable, competitive and consistent with the objectives of the compensation program of attracting and retaining key executives and managers who are critical to our future success.
     Our executive officers, including the named executive officers, are eligible to participate in our group insurance program, which includes group health, dental, vision, life and long-term disability insurance on the same basis as other employees. Other benefits for all employees include a profit-sharing retirement plan, 401(k) plan, employee stock purchase plan, paid sick leave, paid holidays and paid vacations. In addition, the named executive officers may participate in a benefit restoration plan which provides amounts that exceed the regulatory limits on contributions to our Profit Sharing Retirement Plan, term life insurance, disability insurance and automobile allowances. Also, the named executive officers receive financial, medical and tax planning reimbursement up to $5,000 annually. In addition, Mr. Singer receives reimbursement for a country club membership and an income tax gross up for such reimbursement as provided in his Executive Employment agreement. For additional information regarding the benefits and perquisites received by the named executive officers in 2009, see Note 11 to the Summary Compensation Table.
     The Committee reviews and approves annually all perquisites paid by us to our executive officers.
     Payments and Benefits upon Termination or Change in Control. The Chief Executive Officer, the Chief Financial Officer and the other named executive officers are entitled under their employment or severance agreements to severance payments in connection with the occurrence of certain events. These provisions were negotiated by us and approved by the Committee and the Board of Directors in connection with the hiring of Mr. Singer, Mr. Patcha, Mr. Puckett and Mr. Thompson. A severance agreement was negotiated and approved by the Committee and the Board of Directors for Mr. Leake after many years of employment with us. In December 2009, the Committee approved a Retirement Agreement with Mr. Leake who will retire on March 31, 2011. The Retirement Agreement, which is effective January 15, 2010, is described under “—Retirement Benefits and —Potential Payments upon Termination or Change in Control” below. Pursuant to the Retirement Agreement, Mr. Leake’s severance agreement and change in control agreement were terminated in exchange for the continuation of his supplemental retirement benefits under his prior severance agreement, his base salary and annual incentive compensation through 2010. The Committee approved the Retirement Agreement based on the terms of Mr. Leake’s prior severance agreement and 35 years of service to our Company.
     In 1997, with the assistance of the Company’s compensation consultants, Hewitt Associates LLC, the Compensation Committee and the Board of Directors approved Benefits Agreements for certain key executive officers in the event of a change in control of our Company. These agreements were designed to allow the executive officers to continue to focus on the operation of the business of our Company and to act in the best interests of our stockholders rather than focus on their own employment status in the event of a potential change in control. The triggering events under these Benefits Agreements were selected to provide the executive benefits in the event the new owner of our Company did not continue the employment of the executive or otherwise made their position untenable. Under these Benefits Agreements, the executive would receive in a lump sum an amount including his accrued base salary and benefits, an amount equal to three times his base salary plus three times the greater of his prior year actual bonus or current year target bonus and an accrued bonus payment based on the greater of his prior year actual incentive or current year target incentive under our Annual Performance Incentive Plan plus additional benefits as described in more detail under “—Potential Payments upon Termination or Change in Control” below. There is also a “gross up” amount payable to the executive based on the Federal excise taxes payable by him.
     Mr. Singer’s Executive Employment Agreement, as amended, provides that in an event of his termination without cause prior to a change in control, he would receive his accrued base salary, an amount equal to two times his base salary plus two times his current year incentive under our Annual Performance Incentive Plan, his accrued incentive based on current year performance under our Annual Performance Incentive Plan and pro rata payments under the Company’s long-term incentive plans plus other benefits specified under “—Potential Payments upon Termination or Change in Control” below. Mr. Singer’s change in control benefits are likewise designed to allow Mr. Singer to continue to focus on the operation of the business of our Company and to act in the best interest of our stockholders rather than focus on his own employment status in the event of a potential change in control.
     The severance agreements for Messrs. Puckett, Patcha and Thompson provide for payment of accrued base salary and benefits, an amount equal to one year’s base salary plus their respective current year target bonus and accrued bonus payment based on the greater of their respective prior year actual bonus or current year target bonus.
Section 162(m) of the Internal Revenue Code
     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally not entitled to deduct non-performance based compensation paid to its named executive officers for Federal income tax purposes to the extent any such individual’s compensation in any year exceeds $1.0 million. Special rules apply for “performance based” compensation, including the pre-approval of performance goals applicable to that compensation. In 2007, the stockholders of the Corporation approved the 2007 Key Employee Incentive Plan which is expected to qualify certain elements of compensation for the performance-based exception to the limitations under Section 162(m).
     The Committee considers the Section 162(m) rules when it structures our executive compensation program. Annual performance incentive awards and stock options and performance awards under the Three-Year Incentive Plan are designed to be fully deductible as “performance based” compensation under Section 162(m). Other elements of compensation, including restricted stock awards as part of the Three-Year Incentive Plan, are not intended to be “performance based” compensation under Section 162(m), and some portion of that compensation may not be fully deductible as a result of Section 162(m). However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible for Federal income tax purposes.

Summary of Compensation and Grants of Plan-Based Awards
     The following table sets forth certain compensation information for the fiscal years ended December 26, 2009, December 27, 2008 and December 29, 2007 concerning our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which we refer to as the “named executive officers.”
Summary Compensation Table

								Change in
								Pension Value
								and Non-qualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation		All Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Earnings		Compensation	Total
Principal Position	Year	($)	($)	($)(1)(2)(4)	($)(2)(3)	($)		($)		($)(11)	($)
David V. Singer	2009	660,000	—	2,309,132	409,187	719,400	(5)	—		90,540	4,188,259
President and Chief	2008	600,000	—	2,384,782	412,006	769,200	(6)	—		80,403	4,246,391
Executive Officer	2007	550,000	—	1,230,368	286,513	571,200	(7)	—		75,383	2,713,464

Rick D. Puckett	2009	401,310	—	450,606	122,294	218,800	(5)	—		49,836	1,242,846
Executive Vice	2008	382,200	—	545,199	85,107	245,000	(6)	—		44,746	1,302,252
President, Chief	2007	367,500	—	314,939	45,484	178,300	(7)	—		35,087	941,310
Financial Officer, Treasurer and Secretary

Glenn A. Patcha	2009	360,360	—	495,054	103,998	196,400	(5)	—		42,649	1,198,461
Senior Vice President	2008	343,200	—	460,696	65,144	220,000	(6)	—		46,563	1,135,603
	2007	323,654	20,000 (8)	287,111	55,272	149,300	(7)	—		212,193	1,047,530

Blake W. Thompson	2009	300,300	—	321,849	81,973	163,700	(5)	—		39,258	907,080
Senior Vice President	2008	286,000	—	377,364	54,119	183,300	(6)	—		35,612	936,395
	2007	275,000	—	217,423	26,273	133,600	(7)	—		34,203	686,499

Earl D. Leake (9)	2009	280,500	—	315,854	63,517	152,900	(5)	229,668	(10)	37,161	1,079,600
Senior Vice President	2008	255,000	—	293,904	34,431	163,500	(6)	143,375	(10)	30,894	921,104
	2007	225,000	—	128,147	8,659	112,300	(7)	111,585	(10)	30,592	616,283

(1)
Amounts represent the dollar amounts recognized by us for financial statement reporting purposes with respect to outstanding stock awards and potential performance awards based on the achievement of target goals, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock awards for the named executive officers in any of the fiscal years presented.

(2)	For additional information regarding the assumptions made in calculating these amounts, see pages 43-46 of our Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

(3)
Amounts represent the dollar amounts recognized by us for financial statement reporting purposes with respect to outstanding option awards, except for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of option awards for the named executive officers in any of the fiscal years presented.

(4)
Amounts shown for 2008 were adjusted to include expense recognized for the performance award component under the 2008 Three-Year Incentive Plan. The performance awards were settled in Common Stock in February 2009.

(5)
Amounts represent cash incentive awards earned under the 2009 Annual Plan. For additional information regarding the 2009 Annual Plan, see the Grants of Plan Based Awards table and “—2009 Annual Plan” below.

(6)
Amounts represent cash incentive awards earned under the 2008 Annual Plan. For additional information see the Summary Compensation Table of our proxy statement for our 2009 Annual Meeting of Stockholders.

(7)
Amounts represent cash incentive awards earned under the 2007 Annual Plan and the 2005 Three-Year Plan. For additional information, see the Summary Compensation Table of our proxy statement for our 2008 Annual Meeting of Stockholders.

(8)	Amount represents bonus paid in connection with our initial employment of the executive officer.

(9)	Mr. Leake was not a named executive officer for fiscal year 2007.

(10)	Amounts represent changes during the applicable fiscal year in the actuarial present value of Mr. Leake’s supplemental retirement benefits under his Severance Agreement.

(11)	For fiscal year 2009, the amounts set forth under All Other Compensation consist of the following:

Benefits and Perquisites	Mr. Singer	Mr. Puckett	Mr. Patcha	Mr. Thompson	Mr. Leake
Company contributions to Profit-Sharing Retirement Plan	$7,963	$7,963	$7,963	$7,963	$8,575
Company contributions to Employee Stock Purchase Plan	—	260	—	—	520
Company contributions to 401(k) Plan	6,125	6,125	5,876	6,125	6,125
Company contributions to Deferral and Benefit Restoration Plan	38,487	13,043	10,197	7,755	4,104
Term life insurance premiums	4,416	5,445	1,638	1,815	3,069
Country club dues	10,217	—	—	—	—
Automobile allowances	18,000	15,600	15,600	15,600	13,068
Financial planning and tax services	—	1,400	1,375	—	1,700
Tax gross-ups	5,332	—	—	—	—
Totals	$90,540	$49,836	$42,649	$39,258	$37,161

     The following table sets forth certain information concerning grants of plan-based awards to the named executive officers in fiscal year 2009.
Grants of Plan-Based Awards
Fiscal Year 2009

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise
			Estimated Possible			Estimated Future			Number of	Number of	or Base
			Payouts Under Non-Equity			Payouts Under Equity Incentive			Shares	Securities	Price of	Grant Date Fair
			Incentive Plan Awards				Plan Awards		of Stock	Underlying	Option	Value of Stock
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Date		($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	Awards ($)(1)
David V. Singer	N/A	(2)	330,000	660,000	1,320,000	—	—	—	—	—	—	—
	2/23/09	(3)	—	—	—	226,800	453,600	1,134,000	—	—	—	453,600
	2/23/09	(4)	—	—	—	—	—	—	17,910	—	—	388,826
	2/23/09	(5)	—	—	—	—	—	—	—	92,196	21.71	455,448

Rick D. Puckett	N/A	(2)	100,350	200,700	401,400	—	—	—	—	—	—	—
	2/23/09	(3)	—	—	—	57,900	115,800	289,500	—	—	—	115,800
	2/23/09	(4)	—	—	—	—	—	—	4,572	—	—	99,258
	2/23/09	(5)	—	—	—	—	—	—	—	23,532	21.71	116,248

Glenn A. Patcha	N/A	(2)	90,100	180,200	360,400	—	—	—	—	—	—	—
	2/23/09	(3)	—	—	—	49,250	98,500	246,250	—	—	—	98,500
	2/23/09	(4)	—	—	—	—	—	—	3,888	—	—	84,408
	2/23/09	(5)	—	—	—	—	—	—	—	20,010	21.71	98,849

Blake W. Thompson	N/A	(2)	75,100	150,200	300,400	—	—	—	—	—	—	—
	2/23/09	(3)	—	—	—	43,300	86,600	216,500	—	—	—	86,600
	2/23/09	(4)	—	—	—	—	—	—	3,417	—	—	74,183
	2/23/09	(5)	—	—	—	—	—	—	—	17,592	21.71	86,904

Earl D. Leake	N/A	(2)	70,150	140,300	280,600	—	—	—	—	—	—	—
	2/23/09	(3)	—	—	—	45,000	90,000	225,000	—	—	—	90,000
	2/23/09	(4)	—	—	—	—	—	—	3,552	—	—	77,114
	2/23/09	(5)	—	—	—	—	—	—	—	18,282	21.71	90,313

(1)
The amounts set forth in this column represent the grant date fair market value of stock awards and option awards computed in accordance with generally accepted accounting principles. For additional information regarding the assumptions made in the valuation of these awards, see page 31 of our Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

(2)	The amounts shown in these rows reflect the threshold, target and maximum incentive awards under the 2009 Annual Plan, as described below.

(3)
The amounts shown in these rows reflect the threshold, target and maximum incentive awards under the performance award component of the 2009 Three-Year Plan, as described below. Target performance awards are denominated in dollars but are paid in Common Stock.

(4)	This amount reflects a grant of restricted stock under the 2009 Three-Year Plan, as described below.

(5)	This amount reflects a grant of stock options under the 2009 Three-Year Plan, as described below.
     The following is a summary of certain material information necessary to an understanding of the Summary Compensation Table and Grants of Plan Based Awards table above, including certain material terms of our compensation plans and arrangements.

     2009 Annual Plan. On February 9, 2009, the Compensation Committee adopted and approved the Lance, Inc. 2009 Annual Performance Incentive Plan for Officers (the “2009 Annual Plan”) under the Lance, Inc. 2007 Key Employee Incentive Plan. The 2009 Annual Plan provided certain of our officers annual cash incentive awards based on the achievement of specified goals with respect to the following performance measures: (1) Net Sales, (2) Corporate Earnings Per Share (“Corporate EPS”), (3) Sales Per Route Improvement, and (4) Supply Chain Costs Reduction. Each participant was assigned a target incentive based on a percentage of current base salary. The following target incentives were assigned to our named executive officers: Mr. Singer—$660,000, Mr. Puckett—$200,700, Mr. Patcha—$180,200, Mr. Thompson—$150,200 and Mr. Leake—$140,300.
     With respect to each performance measure, the Compensation Committee established (1) a threshold level of performance under which each participant was entitled to 50% of the weighted target incentive, (2) a target level of performance under which each participant was entitled to 100% of the weighted target incentive and (3) a maximum level of performance under which each participant was entitled to a maximum payment of 200% of the weighted target incentive. Annual incentive payments were calculated on a straight line basis between the threshold and target level and between the target and maximum level for each performance measure. No award payments were made unless the threshold for the applicable performance measure was reached.
     The applicable weights and threshold, target and maximum levels were assigned to each performance measure as follows:

		Performance Objectives
Performance Measure	Weight	Threshold	Target	Maximum
Net Sales	35%	$865 million	$915.7 million	$965 million
Corporate EPS	45%	$0.80	$1.10	$1.40
Sales Per Route Improvement	10%	1%	10%	15%
Supply Chain Costs Reduction	10%	1 bps	25 bps	125 bps
Each of the performance measures, excluding special items which are one-time income or expense items, is defined in the 2009 Annual Plan as follows:
(a)	“Net Sales” is defined as sales and other operating revenue, net of returns, allowances, discounts and other sales deduction items, as audited and reported in our Form 10-K for the 2009 fiscal year.

(b)	“Corporate EPS” is defined as our fully diluted earnings per share as audited and reported in our Form 10-K for the 2009 fiscal year.

(b)
“Sales Per Route Improvement” is defined as the percentage improvement in gross sales through our direct-store-delivery (“DSD”) system divided by 52 and divided by the average number of routes in the DSD system for the 2009 fiscal year over that for the 2008 fiscal year.

(c)
“Supply Chain Costs Reduction” is defined as the percentage reduction, expressed in percentage points or basis points, in total manufacturing conversion costs plus total costs of shipping and distribution, excluding DSD costs, divided by total net sales for the 2009 fiscal year over that for the 2008 fiscal year.

     The cash incentive awards are adjusted by the Compensation Committee for extraordinary events such as acquisitions, dispositions, required accounting adjustments or similar events as specified in the Lance, Inc. 2007 Key Employee Incentive Plan and the 2009 Annual Plan.
     Based on our performance in 2009, each of the named executive officers was paid a cash incentive award under the 2009 Annual Plan as described in Note 5 to the Summary Compensation Table above. The 2009 Annual Plan also provided for pro rata payouts of incentive awards if a participant was terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these provisions, see “—Potential Payments upon Termination or Change in Control” below.
     2009 Three-Year Plan. On February 23, 2009, the Compensation Committee adopted and approved the Lance, Inc. 2009 Three-Year Performance Incentive Plan for Officers and Key Managers (the “2009 Three-Year Plan”) under the Lance, Inc. 2007 Key Employee Incentive Plan. Each participant in the 2009 Three-Year Plan was assigned a target incentive award. The following target incentives were assigned to our named executive officers: Mr. Singer—$1,296,000, Mr. Puckett—$330,800, Mr. Patcha—$281,300, Mr. Thompson—$247,300 and Mr. Leake—$257,000.

     In accordance with the 2009 Three-Year Plan, each named executive officer was granted (i) nonqualified stock options valued at 35% of his target incentive, (ii) restricted shares of Common Stock valued at 30% of his target incentive, and (iii) a performance award with a target payout equal to 35% of his target incentive.
     Each stock option granted under the 2009 Three-Year Plan has an exercise price of $21.71 and vests in three equal annual installments beginning February 23, 2010. The number of stock options granted to each participant was equal to the dollar value of his stock option incentive divided by the Black-Scholes value of the stock options on the grant date. Each share of restricted stock granted on February 23, 2009 also vests in three substantially equal annual installments beginning February 23, 2010. The number of shares of restricted stock granted to each participant was equal to the dollar value of the participant’s restricted stock incentive divided by the closing price of the Common Stock on the grant date ($21.71).
     Payouts under the performance award component of the 2009 Three-Year Plan will determined based on the attainment of certain predetermined performance goals for 2009 and 2010 with respect to the following performance measures: (1) Net Sales, (2) Corporate Earnings Per Share and (3) Return on Capital Employed. With respect to each performance measure, the Compensation Committee established (1) a threshold level of performance under which each participant was entitled to 50% of his performance award target, (2) a target level of performance under which each participant was entitled to 100% of his performance award target, and (3) a maximum level of performance under which each participant was entitled to a maximum payment of 250% of his performance award target. Payments under the performance award portion of the target incentive were calculated on a straight line basis between the threshold and target level and between the target and maximum level for net sales. No award payments will be made unless the threshold for the applicable performance measure was reached.
     The applicable weights and threshold, target and maximum levels were assigned to each performance measure as follows:

		Performance Objectives
Performance Measure	Weight	Threshold	Target	Maximum
Net Sales	30%	$920 million	$940 million	$975 million
Corporate EPS	40%	$1.00	$1.25	$1.50
Return on Capital Employed	30%	11%	12.5%	14.9%
     Each of the performance measures, excluding special items which are one-time income or expense items, is defined in the 2009 Three-Year Plan as follows:
(a)
“Net Sales” is defined as the average sales and other operating revenue, net of returns, allowances, discounts and other sales deduction items, as audited and reported in our Form 10-K for the 2009 and 2010 fiscal years.

(b)	“Corporate EPS” is defined as the average of our fully diluted earnings per share as audited and reported in our Form 10-K for the 2009 and 2010 fiscal years.

(c)	“Return on Capital Employed,” or “ROCE,” is defined as the average ROCE, as audited and reported in our Forms 10-K for the 2009 and 2010 fiscal years, calculated as follows:
   Operating Income x (1 – Tax Rate)
Average Equity + Average Net Debt
     For purposes of this calculation, “Operating Income” means our actual earnings before interest and taxes excluding other income and expenses; “Tax Rate” means our actual total effective income tax rate; and “Average Net Debt” means our average debt less average cash.
     The performance awards are adjusted by the Compensation Committee for extraordinary events such as acquisitions, dispositions, required accounting adjustments or similar events as specified in the Lance, Inc. 2007 Key Employee Incentive Plan and the 2009 Three-Year Plan. In accordance with the 2009 Three-Year Plan, if performance awards are earned, two-thirds will be payable in Common Stock and one-third will be payable in restricted Common Stock that vests one year after the award date.

     The 2009 Three-Year Plan also provides for accelerated vesting and pro rata payouts of awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.
     2008 Three-Year Plan. On February 21, 2008, the Compensation Committee adopted and approved the Lance, Inc. 2008 Three-Year Performance Incentive Plan for Officers and Key Managers (the “2008 Three-Year Plan”) under the Lance, Inc. 2007 Key Employee Incentive Plan. Each participant in the 2008 Three-Year Plan was assigned a target incentive award. The following target incentives were assigned to our named executive officers: Mr. Singer—$1,000,000, Mr. Puckett—$235,000, Mr. Patcha—$191,000, Mr. Thompson—$178,500 and Mr. Leake—$193,000.
     In accordance with the 2008 Three-Year Plan, each named executive officer was granted (i) nonqualified stock options valued at 35% of his target incentive, (ii) restricted shares of Common Stock valued at 30% of his target incentive, and (iii) a performance award with a target payout equal to 35% of his target incentive.
     Each stock option granted under the 2008 Three-Year Plan has an exercise price of $16.77 and vests in three equal annual installments beginning February 21, 2009. The number of stock options granted to each participant was equal to the dollar value of his stock option incentive divided by the Black-Scholes value of the stock options on the grant date. Each share of restricted stock granted on February 21, 2008 also vests in three equal annual installments beginning February 21, 2009. The number of shares of restricted stock granted to each participant was equal to the dollar value of the participant’s restricted stock incentive divided by the closing price of the Common Stock on the grant date ($16.77).
     Payouts under the performance award component of the 2008 Three-Year Plan were determined based on the attainment of certain predetermined performance goals with respect to our net sales for 2008. The Compensation Committee established (1) a threshold level of net sales ($770 million) under which each participant was entitled to 50% of his performance award target, (2) a target level of net sales ($800 million) under which each participant was entitled to 100% of his performance award target, and (3) a maximum level of net sales ($875 million) under which each participant was entitled to a maximum payment of 400% of his performance award target. Payments under the performance award portion of the target incentive were calculated on a straight line basis between the threshold and target level and between the target and maximum level for net sales. No award payments were made unless the threshold for the applicable performance measure was reached.
     The performance awards are adjusted by the Compensation Committee for extraordinary events such as acquisitions, dispositions, required accounting adjustments or similar events as specified in the Lance, Inc. 2007 Key Employee Incentive Plan and the 2008 Three-Year Plan. In accordance with the 2008 Three-Year Plan, each of the performance awards was settled in Common Stock in February 2009. One-third of such shares of Common Stock vested upon settlement. An additional one-third will vest in February 2010 and the remaining one-third will vest in February 2011.
     The 2008 Three-Year Plan also provides for accelerated vesting and pro rata payouts of awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.
     2007 Stock Option Plan. On March 8, 2007, the Compensation Committee adopted and approved the Lance, Inc. 2007 Stock Option Plan for Officers and Key Managers (the “2007 Stock Option Plan”). Under the 2007 Stock Option Plan, certain officers and key managers were granted stock option awards based on a percentage of base salary. The named executive officers were granted options under the plan with respect to the following number of shares of Common Stock: Mr. Puckett—16,260, Mr. Patcha—14,601, Mr. Thompson—12,168 and Mr. Leake—9,957. Each option granted under the plan has an exercise price of $19.70 with respect to each share of Common Stock and vests in three equal annual installments beginning on March 8, 2008. The term of each option is seven years.
     For information regarding the vesting and exercise of options granted under the 2007 Stock Option Plan if a participant is terminated or in the event of a change in control of our Company, see “—Potential Payments upon Termination or Change of Control” below.

     2007 Three-Year Plan. On February 8, 2007, the Compensation Committee adopted and approved the Lance, Inc. 2007 Three-Year Performance Incentive Plan for Officers (the “2007 Three-Year Plan”). Under the 2007 Three-Year Plan, each participant was assigned a target incentive award based on a percentage of current base salary. Each of the named executive officers was assigned a target incentive award of 25% of base salary, except for Mr. Singer who was assigned a target incentive award of 30% of base salary pursuant to the terms of his Employment Agreement.
     Incentive awards could be earned under the 2007 Three-Year Plan based on our three-year average “Return on Capital Employed.” Return on Capital Employed was calculated for each fiscal year during the fiscal years 2007 through 2009 as follows:
   (Net Income + Interest Expense) x (1 – Tax Rate)
Average Equity + Average Net Debt
For purposes of this calculation, the “Tax Rate” means our actual total effective income tax rate and “Average Net Debt” means our average debt less average cash.
     With respect to average Return on Capital Employed, the Compensation Committee established (1) a threshold level of performance of 11% under which each participant would have been entitled to a bonus award of 50% of the target incentive, (2) a target level of performance of 12% under which each participant would have been entitled to 100% of the target incentive and (3) a maximum level of performance of 14% under which each participant would have been entitled to the maximum payment of 400% of the target incentive.
     Based on audited financial statements for the fiscal years 2007 through 2009, any awards would have been payable in early 2010. No awards were earned or paid under the 2007 Three-Year Plan.
     The 2007 Three-Year Plan also provided for pro rata payouts of incentive awards if a participant was terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these potential payments, see “—Potential Payments upon Termination or Change in Control” below.
     2006 Five-Year Plan. On March 16, 2006, the Compensation Committee adopted and approved the Lance, Inc. 2006 Five-Year Performance Equity Plan for Officers and Senior Managers (the “2006 Five-Year Plan”). The plan provides for the award of performance equity units, each equivalent to one share of our Common Stock, to certain of our key executive officers. Each of Messrs. Puckett, Thompson and Leake were granted performance equity units under the plan in 2006. Mr. Patcha was granted performance equity units under the plan in 2007. Mr. Singer does not participate in the 2005 Five-Year Plan because of his restricted stock unit award received in connection with his employment by us.
     The performance measure under the plan is the comparison of the cumulative total return (with dividends reinvested) on $100 invested in our Common Stock over five years ending December 31, 2010 as compared to the cumulative total return (with dividends reinvested) on $100 invested in the Russell 2000 Index over the same five years. If the cumulative return on our Common Stock over the five year period equals the cumulative total return on the Russell 2000 Index over the same period, the participants will receive and vest in 41.67% of their performance equity units. If the cumulative total return on our Common Stock exceeds that on the Russell 2000 Index by $10, the participants will vest in and receive 83.33% of their units. If the cumulative total return on our Common Stock exceeds the Russell 2000 Index by $15 or more, participants will vest in and receive 100% of their performance equity units.
     If we declare a cash dividend on our Common Stock during the five-year period, each participant will also be credited as of the applicable dividend payment date with an additional number of performance equity units equal to (a) the total cash dividend the participant would have received if their performance equity units had been actual shares of our Common Stock, divided by (b) the closing price of one share of our Common Stock on the applicable dividend payment date.
     Award payments will be calculated after the Compensation Committee has reviewed the performance level achieved through December 31, 2010 and will be paid in shares of our Common Stock. The 2006 Five-Year Plan also provides for pro rata payouts of incentive awards if a participant is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these payments, see “—Potential Payments upon Termination or Change in Control” below.

     Employment and Other Agreements. On May 11, 2005, we entered into an Executive Employment Agreement, as amended (the “Employment Agreement”), with Mr. Singer in connection with his appointment as our Chief Executive Officer. The initial term of the Employment Agreement was three years with automatic renewals for successive one-year terms. The Employment Agreement may be terminated on 90 days written notice prior to the end of the initial term or a renewal term.
     Under the Employment Agreement, we agreed to provide Mr. Singer (i) a minimum annual base salary of $500,000 during the term of the agreement, (ii) the opportunity to participate in our Annual Performance Incentive Plan with a target annual incentive equal to 100% of base salary, (iii) perquisites, including an automobile and club dues and a tax gross-up for such dues, and (iv) such other benefits as are generally made available to similarly situated executives of our Company.
     We also agreed to provide Mr. Singer with an annual long-term incentive opportunity beginning after 2005 equal to 120% of his base salary, with 75% of the annual award delivered through a grant of stock options and the remaining 25% provided as a target incentive under our three-year incentive plans. On April 24, 2008, Mr. Singer’s employment agreement was amended to provide that 100% of his annual long-term incentive opportunity after 2007 will be provided as a target incentive under our three-year incentive plans. The long-term incentive awards granted to Mr. Singer in fiscal year 2008 are reflected in the Summary Compensation Table and Grants of Plan Based Awards table above.
     Mr. Singer’s Employment Agreement also provided for an award of 300,000 restricted stock units pursuant to a Restricted Stock Unit Award Agreement, as amended (the “RSU Agreement”). The restricted stock units will vest on May 11, 2010 if Mr. Singer remains employed by us through that date. Under the RSU Agreement, Mr. Singer may surrender shares of our Common Stock at fair market value in payment of required income tax withholding. If we pay a cash dividend on our Common Stock, Mr. Singer will receive restricted dividend equivalent units equal to (i) the total cash dividend he would have received had the restricted stock units been actual shares of Common Stock divided by (ii) the fair market value of a share of Common Stock as of the applicable dividend payment date.
     All of the restricted stock units are designated to be settled in our Common Stock. Restricted dividend equivalent units are designated to be settled in cash. There are no voting rights with respect to the restricted stock units.
     The Employment Agreement and RSU Agreement also provide for potential payments and benefits to Mr. Singer if he is terminated under certain circumstances or in the event of a change in control of our Company. For additional information regarding these potential payments, see “—Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards
     The following table sets forth certain information with respect to outstanding equity awards at December 26, 2009 with respect to the named executive officers.
Outstanding Equity Awards
at Fiscal Year-End

	Option Awards							Stock Awards
											Equity		Equity
											Incentive Plan		Incentive Plan
				Equity							Awards:		Awards:
				Incentive Plan							Number of		Market or
				Awards:							Unearned		Payout Value
				Number of							Shares, Units		of Unearned
	Number of	Number of		Securities				Number of		Market Value	or Other		Shares, Units
	Securities	Securities		Underlying				Shares or		of Shares or	Rights That		or Other
	Underlying	Underlying		Unexercised		Option		Units of Stock		Units of Stock	Have Not		Rights That
	Unexercised	Unexercised		Unearned		Exercise	Option	That Have		That Have Not	Vested		Have Not
	Options (#)	Options (#)		Options		Price	Expiration	Not Vested		Vested	(#)($)		Vested
Name	Exercisable	Unexercisable		(#)($)		($)	Date	(#)		($)	(1)		($)
David V. Singer	83,652					19.65	2/8/2016	300,000	(3)	7,926,000
	66,667	33,333	(4)			19.70	3/8/2017	45,215	(5)	1,194,580
	33,333	66,666	(6)			16.77	2/21/2018	11,926	(2)	315,085
								27,084	(13)	715,559
		92,196	(7)			21.71	2/23/2019	17,910	(10)	473,182	$453,600	(8)	453,600
								3,000	(17)	79,260

Rick D. Puckett	18,750	6,250	(9)			21.10	1/30/2016				60,000	(11)	1,585,200
											7,200	(12)	190,224
				0	(14)						$0	(14)	0
	7,833	15,666	(6)			16.77	2/21/2018	2,802	(2)	74,029
	3,500					19.77	3/8/2012
	10,840	5,420	(4)			19.70	3/8/2014	6,366	(13)	168,190
	8,950					16.77	2/21/2013
		23,532	(7)			21.71	2/23/2019	4,572	(10)	120,792	$115,800	(8)	115,800

Glenn A. Patcha	12,500	12,500	(15)			20.10	1/8/2017	20,000	(16)	528,400	48,000	(11)	1,268,160
											4,609	(12)	121,770
				0	(14)						$0	(14)	0
	6,367	12,734	(6)			16.77	2/21/2018	2,278	(2)	60,185
	9,734	4,867	(4)			19.70	3/8/2014	5,174	(13)	136,697
	4,300					16.77	2/21/2013
		20,010	(7)			21.71	2/23/2019	3,888	(10)	102,721	$98,500	(8)	98,500

Blake W. Thompson	15,000					18.16	12/16/2015				42,000	(11)	1,109,640
											5,040	(12)	133,157
				0	(14)						$0	(14)	0
	5,950	11,900	(6)			16.77	2/21/2018	2,128	(2)	56,222
	2,800					19.77	3/8/2012
	8,112	4,056	(4)			19.70	3/8/2014	4,834	(13)	127,714
	6,750					16.77	2/21/2013
		17,592	(7)			21.71	2/23/2019	3,417	(10)	90,277	$86,600	(8)	86,600

Earl D. Leake											36,000	(11)	951,120
											4,320	(12)	114,134
				0	(14)						$0	(14)	0
	6,433	12,866	(6)			16.77	2/21/2018	2,302	(2)	60,819
	5,800					19.77	3/8/2012
	6,638	3,319	(4)			19.70	3/8/2014	5,226	(13)	138,071
	7,150					16.77	2/21/2013
	2,675					14.45	1/24/2012
	3,450					7.65	4/24/2013
		18,282	(7)			21.71	2/23/2019	3,552	(10)	93,844	$90,000	(8)	90,000

(1)	Unless otherwise indicated, the number or dollar value of equity awards presented is based on the achievement of threshold performance goals.

(2)	Restricted shares vest in three equal annual installments beginning on February 21, 2009.

(3)	Restricted stock units vest on May 11, 2010.

(4)	Stock options become exercisable in three equal annual installments beginning March 8, 2008.

(5)	Dividend equivalent units vest on May 11, 2010.

(6)	Stock options become exercisable in three equal annual installments beginning February 21, 2009.

(7)	Stock options become exercisable in three equal annual installments beginning February 23, 2010.

(8)
Reflects potential performance awards under 2009 Three-Year Plan, which are denominated in dollars and settled in Common Stock. Amounts are based on the achievement of target performance goals. See “—2009 Three-Year Plan” above for more information.

(9)	Stock options become exercisable in four equal annual installments beginning January 30, 2007.

(10)	Restricted shares vest in three equal annual installments beginning February 23, 2010.

(11)
Performance equity units vest on December 31, 2010, subject to the achievement of the performance measures under the 2006 Five-Year Plan. Amounts based on the achievement of a 100% vesting under the plan.

(12)
Performance dividend equivalent equity units vest on December 31, 2010, subject to the achievement of the performance measures under the 2006 Five-Year Plan. Amounts based on the achievement of a 100% vesting rate under the plan.

(13)	Reflects performance awards under 2008 Three-Year Plan earned as restricted stock which vest in three equal annual installments beginning February 21, 2009.

(14)	Reflects that no awards were payable under the 2007 Three-Year Plan as of December 26, 2009. See “—2007 Three-Year Plan” above for information regarding vesting of the awards.

(15)	Stock options become exercisable in four equal annual installments beginning January 8, 2008.

(16)	Restricted shares vest on January 8, 2010.

(17)	Restricted shares received as a non-employee director, vesting on the later of 11 months after award or seven months after ceasing to serve as a director.

Option Exercises and Stock Vested
     The following table sets forth certain information with respect to option exercises and stock vested during the fiscal year ended December 26, 2009 with respect to the named executive officers.
Option Exercises and Stock Vested
Fiscal Year 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value Realized
	Acquired on	Realized on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)(1)
David V. Singer	—	—	19,505	435,097
Rick D. Puckett	—	—	25,584	499,245
Glenn A. Patcha	—	—	4,201	92,157
Blake W. Thompson	—	—	4,231	92,925
Earl D. Leake	15,650	193,300	4,564	100,236

(1)	The amounts reflected in this column reflect the number of shares acquired upon vesting multiplied by the market value of such shares on the vesting date.
Retirement Benefits
     In connection with an agreement by Mr. Leake to terminate his prior employment agreement, we provided Mr. Leake with supplemental retirement benefits similar to those provided under his prior employment agreement. The following table sets forth certain information with respect to Mr. Leake’s supplemental retirement benefits as of the end of fiscal year 2009. As described below, Mr. Leake’s supplemental retirement benefits were modified in January 2010 after the end of fiscal year 2009.
Pension Benefits
Fiscal Year 2009

Number
		of Years	Present Value	Payments During
	Plan	Credited	of Accumulated	Last Fiscal Year
Name	Name	Service (#)(1)	Benefit ($)(2)	($)
Earl D. Leake	Supplemental Retirement Benefit under Severance Agreement(1)	14	$879,617	$0

(1)
The amount presented in this column represents the number of actual years that Mr. Leake has been provided with the benefit. Mr. Leake has not been given credit for years of service in addition to his actual years of service.

(2)
The amount presented in this column reflects the actuarial present value of Mr. Leake’s accumulated supplemental benefit under his Severance Agreement, computed as of December 26, 2009. The accumulated supplemental benefit was computed by applying a 3.5% discount rate to the earned portion of the benefit.

     The supplemental retirement benefits were provided to Mr. Leake through an Executive Severance Agreement. Under the Severance Agreement, Mr. Leake was entitled to a supplemental retirement benefit equal to five times his annual base salary in effect immediately prior to his retirement, payable over 15 years after retirement or until age 75, if earlier. Mr. Leake could also elect to receive his benefit in a lump sum equal to the present value of such payments using an interest rate equal to the yield on the 10-year United States Treasury Bond. The normal retirement age under the agreement was age 60.

     The Severance Agreement with Mr. Leake also provided for certain payments to him if he was terminated under certain circumstances or in the event of a change in control of our Company, as described under “—Potential Payments upon Termination or Change in Control” below.
     2010 Retirement Agreement. Effective January 15, 2010, we entered into a new Retirement Agreement (the “Retirement Agreement”) with Mr. Leake.
     Pursuant to the Retirement Agreement, Mr. Leake will continue to serve as a Senior Vice President and assist us with transitioning his duties and responsibilities and special projects until March 31, 2011 (the “Retirement Date”). Mr. Leake resigned from all other offices, committees and positions he held with us. Mr. Leake agreed to comply with certain non-solicitation covenants until March 31, 2012.
     Mr. Leake will receive compensation and benefits under the Retirement Agreement, including: (1) his 2009 base salary through January 1, 2011 and current annual incentive level under the 2009 and 2010 Annual Performance Incentive Plans; (2) continuation of his current automobile allowance until the Retirement Date; (3) a lump sum payment equal to the amount of his “Retirement Benefit” determined in accordance with his Executive Severance Agreement; (4) his vested interests in executive incentive plans in which he participated through the Retirement Date; (5) continued participation in our 2010 Annual Performance Incentive Plan; and (6) his vested interests in and continued participation in other company sponsored benefit and welfare plans on the same basis as our other active employees through the Retirement Date.
     All other benefits and agreements with us that are not specified in the Retirement Agreement, including Mr. Leake’s Amended and Restated Compensation and Benefits Assurance Agreement and Executive Severance Agreement, were terminated as of January 15, 2010 and replaced by the compensation and benefits provided in the Retirement Agreement.
Supplemental Deferred Compensation Plan
     We maintain the Lance, Inc. Compensation Deferral and Benefit Restoration Plan (the “Deferral Plan”), which is a non-qualified deferred compensation plan, for certain of our key executive officers. The following table sets forth information regarding the individual accounts and benefits under the Deferral Plan for fiscal year 2009 with respect to each of the named executive officers who participated in the plan as of the end of fiscal year 2009.
Nonqualified Deferred Compensation
Fiscal Year 2009

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY ($)(1)	in Last FY ($)(2)	in Last FY ($)(3)	Distributions ($)	Last FYE ($)
David V. Singer		30,652	18,237		66,124
Rick D. Puckett		10,216	65		27,782
Glenn A. Patcha	20,750		4,039		30,933
Blake W. Thompson		4,982	255		84,411
Earl D. Leake	81,750	3,073	17,554	(37,970)	239,851

(1)	Amounts reflected in this column are also reported in the “Salary” column for 2009 or the “Non-Equity Incentive Plan Compensation” column for 2008 of the Summary Compensation Table.

(2)
None of the amounts reflected in this column are reported in the “All Other Compensation” column of the Summary Compensation Table for 2009. These amounts reflect amounts that were contributed by the Company in fiscal year 2009 with respect to fiscal year 2008 employment.

(3)	The amounts reported in this column are not reported in the Summary Compensation Table because no earnings under the Deferral Plan are deemed to be above-market or preferential earnings.
     Participants in the Deferral Plan may elect to defer from 1% to 40% of their annual base salary and from 10% to 90% of their annual incentive award under our Annual Performance Incentive Plan. In addition, we make contributions to each participant’s account equal to the excess, if any, of (a) the profit sharing contribution that we would have made to the participant’s account under our tax-qualified Profit Sharing and 401(k) Retirement Savings

Plan (the “Profit Sharing and 401(k) Plan”) if the amount of the contribution were not limited by Section 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”), over (b) the amount of the profit sharing contribution that we actually made to the participant’s account under our Profit Sharing and 401(k) Plan.
     Amounts deferred by participants and contributions made by us are deemed invested by participants in investment choices that are made available by the plan administrator, which are the same investment choices available under our Profit Sharing and 401(k) Plan.
     Participants may generally select from the following payment options for each account under the plan:
(a)	a single lump sum payment made seven months after termination of employment;

(b)	a single lump sum payment made in a year specified by the participant that is before the seventh month after termination of employment;

(c)	annual installments over a number of years selected by the participant (but not exceeding 10 years) beginning seven months after termination of employment; or

(d)
annual installments over a number of years selected by the participant (but not exceeding 10 years) beginning in a year specified by the participant that is before the seventh month after termination of employment.

     The payment options described under (b) and (d) above are not available for balances with respect to our contributions under the plan. If a participant dies, the participant’s account balances will be payable to the participant’s beneficiary in either a single lump sum or five annual installments as elected by the participant. If a participant elects to receive annual installments, the amount payable on each installment date will be equal to the balance in the participant’s account divided by the number of payments to be made. Participants may also be permitted to withdraw a portion of their accounts in the event of certain unforeseeable emergencies.
Potential Payments upon Termination or Change in Control
     We have entered into agreements and maintain plans that require us to provide compensation or other benefits to our executive officers, including the named executive officers, in connection with events related to a termination of employment or a change in control of our Company. The following is a description of provisions of those agreements and plans as they relate to the named executive officers.
     2009 Annual Plan. We maintain an annual performance incentive plan for our key executive officers, as described above under “—Summary of Compensation and Plan Based Awards—2009 Annual Plan.”
     In the event of death, permanent disability or retirement, each participant in the 2009 Annual Plan would be paid a pro rata amount based on our actual performance under the 2009 Annual Plan. The term “retirement” is defined as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a “change in control,” each participant would be paid a pro rata amount equal to the greater of the participant’s target incentive or our actual results for the year-to-date, based on the number of days in the year preceding the change in control.
     Under the 2009 Annual Plans, a “change in control” will generally be deemed to occur upon:
•
the acquisition of 25% or more of the combined voting power of our securities by any person or group, other than a trustee or fiduciary holding securities under one of our employee benefit plans, a corporation owned by our current stockholders, or a member of the Van Every Family, which includes the descendents of Salem A. Van Every, Sr. and their spouses;

•	a change in the majority of our Board of Directors over a two year period;

•
approval by the stockholders of a plan of complete liquidation of our Company or the sale of substantially all of our assets to an entity of which our current stockholders own less than 60% of the voting control; or

•	a merger, consolidation or reorganization after which our current stockholders own less than 60% of the voting control of our Company or the surviving entity.
     2009 and 2008 Three-Year Plans. We maintain three-year performance incentive plans as described above under “—Summary of Compensation and Grants of Plan Based Awards—2009 Three-Year Plan” and “—Summary of Compensation and Grants of Plan Based Awards—2008 Three-Year Plan.”
     In the event a participant voluntarily terminates employment (other than for retirement) or is terminated involuntarily, no payments will be made under outstanding performance awards.
     In the event of death or disability before the end of the performance period, any outstanding performance award will be paid in cash based on target performance. In the event of death or disability on or after the end of the performance period, any outstanding performance award will be paid in cash based on actual performance. In the event of death or disability, any unvested stock options or shares of restricted stock granted under the 2009 and 2008 Three-Year Plans will become fully vested as of the date of such event.
     In the event of retirement, (i) any outstanding performance award will be paid in cash based on actual performance, (ii) unvested stock options will continue to vest for a period of six months after retirement, and (iii) unvested shares of restricted stock will become vested pro rata based on the number of full months elapsed since the award date. The term “retirement” is defined in the 2009 and 2008 Three-Year Plans as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change in control, any outstanding performance awards will be paid in cash pro rata based on the greater of (a) target performance or (b) actual performance through the closing date with such proration based on the number of days in the performance period preceding the date of the closing of the change in control. All unvested stock options and unvested shares of restricted stock will become fully exercisable as of the date of a change in control. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2009 Annual Plan.”
     2007 Three-Year Plan. Additional information about the 2007 Three-Year Plan is provided above under “—Summary of Compensation and Grants of Plan Based Awards—2007 Three-Year Plan.”
     In the event of death, permanent disability or retirement, each participant in the 2007 three-year plan would receive a pro rata cash payment based on our actual performance under the applicable three-year plan for the three-year performance period. In addition, any unvested restricted stock options will become vested pro rata based on the number of full months completed since the date of grant. The term “retirement” is defined in the plan as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change in control, each participant would be paid a pro rata amount equal to the greater of the participant’s target incentive or our actual results for the completed fiscal years preceding the change in control, with the proration based on the number of days in the plan years preceding the change in control. In addition, all unvested grants of restricted stock will become fully vested. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2009 Annual Plan.”
     2007 Stock Option Plan. In the event of death or disability, stock options granted under our 2007 Stock Option Plan will become fully vested. Upon retirement, unvested stock options will continue to vest for a period of six months after retirement. The term “retirement” is defined as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change of control, the vesting of awards will be accelerated to fully vest upon the effective date of the change in control. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2009 Annual Plan.”

     2006 Five-Year Plan. We maintain a five-year performance equity plan as described above under “—Summary of Compensation and Grants of Plan Based Awards—2006 Five-Year Plan.”
     In the event of death, disability or retirement, each participant in the 2006 Five-Year Plan will receive a pro rata payment based on the time in which the individual participated in the plan and our actual performance under the 2006-Five Year Plan. The term “retirement” is defined in the plan as a termination of employment either after age 65 or after attainment of age 55 with the prior consent of the Compensation Committee.
     In the event of a change in control, each participant will be entitled to a pro rata payment calculated based on the actual average results under the 2006 Five-Year Plan for the 90 days ending on the day before the change in control, with such proration based on the number of days in the plan years preceding the change in control. In addition, the dollar amounts of the performance goals will also be prorated based on the number of days in the plan years preceding the change in control. The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2009 Annual Plan.”
     Compensation Deferral and Benefits Restoration Plan. We maintain a nonqualified supplemental deferred compensation plan, the Deferral Plan, as described above under “—Supplemental Deferred Compensation Plan.” Under the Deferral Plan, participants are entitled to certain payments in connection with a termination of employment or death. See the above description of the Deferral Plan for a description of the terms and conditions of the Deferral Plan with respect to such payments.
     Agreements with the Chief Executive Officer. On May 11, 2005, we entered into an Executive Employment Agreement, as amended (the “Employment Agreement”), with Mr. Singer in connection with his appointment as our Chief Executive Officer. If Mr. Singer’s employment is terminated by us without cause, we would be required to provide Mr. Singer with the following:
(a)	a payment equal to his accrued base salary and benefits as of the date of termination;

(b)	a pro-rata payment under our Annual Performance Incentive Plan based on the actual results for the year;

(c)	an amount equal to two times his base salary plus two times his then current target incentive under our Annual Performance Incentive Plan;

(d)	up to 24 months of health insurance and dental plan coverage;

(e)	a pro-rata payment with respect to each outstanding performance cycle under our Three-Year Incentive Plans based on the actual results for the performance cycle;

(f)	immediate vesting of all unvested options and the ability to immediately exercise such options; and

(g)	any other amounts or benefits required to be paid under any of our other agreements, plans, policies or arrangements through the date of termination.
     In the event of termination for death or disability, we have agreed to provide Mr. Singer with the payments and benefits listed under items (a), (b), (e), (f) and (g) above.
     Mr. Singer is also a party to a Compensation and Benefits Assurance Agreement (a “Benefits Agreement”), which will continue for as long as he is employed with us under the terms of his Executive Employment Agreement, as described above. In the event of a change in control, there is an automatic three-year extension of the Benefits Agreement.
     Benefits are payable under the Benefits Agreement only if one of the following events occurs within three years after a change in control: involuntary termination without cause; voluntary termination for good reason; voluntary termination for any reason during the thirteenth month after a change in control; or breach of the Benefits Agreement by us or our successor. We refer to each of these covered events as a “qualifying termination.” The definition of a change in control is substantially similar to the definition described above under “—Potential Payments upon Termination or Change in Control—2009 Annual Plan.”
     If a qualifying termination occurs within three years following a change in control, Mr. Singer would receive the following:

(a)	his accrued base salary and benefits as of the date of termination;

(b)	an amount equal to three times his base salary plus three times the greater of his prior year cash incentive or current year target incentive under our Annual Performance Incentive Plan;

(c)	a pro rata payment based on the greater of his current year target incentive or the actual incentive earned through the date of the termination under our Annual Performance Incentive Plan;

(d)
an amount equal to the amounts paid under items (a), (b) and (c) above multiplied by the highest percentage of his compensation contributed to his account under our qualified profit sharing plan during the three years prior to termination;

(e)	up to 36 months of health and dental plan insurance;

(f)	outplacement services for up to one year, with a maximum cost of 10% of his base salary;

(g)	immediate vesting of all unvested stock options; and

(h)	an amount equal to any Federal excise taxes payable by the executive.
     Mr. Singer’s Employment Agreement, as described above, provided for an award of 300,000 restricted stock units pursuant to a Restricted Stock Unit Award Agreement, as amended (the “RSU Agreement”). Under the RSU Agreement, Mr. Singer’s restricted stock units would become fully vested upon (i) a qualifying termination following a change in control or (ii) termination due to death or disability. In the event of involuntary termination without cause, Mr. Singer’s restricted stock units would vest as follows: 16.67% prior to May 11, 2006; 33.33% on or after May 11, 2006; 50.00% on or after May 11, 2007; 66.67% on or after May 11, 2008; 83.33% on or after May 11, 2009; and 100% on or after May 11, 2010. The restricted stock units will be forfeited upon a termination for cause or if Mr. Singer resigns.
     The following table sets forth the estimated payments and benefits that would have been payable to Mr. Singer under the agreements and plans described above, assuming that each covered event under such agreements and plans occurred on December 26, 2009.
DAVID V. SINGER

							Qualifying
							Termination
							Within
							3 Years
							after a
Benefits and Payments upon	Without		Death or			Change in	Change in
Termination	Cause		Disability		Retirement	Control	Control
Base Salary	$1,320,000		$—		$—	$—	$1,980,000
Annual Performance Incentive	2,039,400		719,400		719,400	719,400	2,307,600
Incentive Under 2009 Three-Year Plan(5)	226,800		453,600		453,600	226,800	—
Accelerated Vesting of Stock Options (1)	1,301,570		1,301,570		—	1,301,570	—
Accelerated Vesting of Restricted Stock	8,514,875	(2)	10,624,407	(4)	—	—	10,624,407	(4)
Supplemental Deferred Compensation Plan	104,611		104,611		104,611	—	104,611
Profit Sharing “Make Whole”	—		—		—	—	128,700
Health and Dental Insurance	16,667	(3)	—		—	—	25,000	(6)
Outplacement Services	—		—		—	—	66,000	(7)
Excise tax gross-up	—		—		—	—	4,209,585	(8)

Total	$13,523,923		$13,203,588		$1,277,611	$2,247,770	$19,445,903

(1)
Amount reflects accelerated vesting of 33,333 options with an exercise price of $19.70, 66,666 options with an exercise price of $16.77, and 92,196 options with an exercise price of $21.71. The fair market value of the Common Stock was $26.42 per share on December 26, 2009.

(2)
Amount reflects accelerated vesting of 83.33% of the 300,000 restricted stock units and 45,215 restricted dividend equivalent units awarded to Mr. Singer under his RSU Agreement and 27,084 shares of restricted stock awarded under the performance portion of the 2008 Long-Term Incentive Plan. The value was determined by multiplying the number of accelerated restricted stock units by the market price of a share of Common Stock on December 26, 2009 ($26.42).

(3)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for two years.

(4)
Amount reflects accelerated vesting of 100% of the 300,000 restricted stock units plus 45,215 restricted dividend equivalent units awarded to Mr. Singer under his RSU Agreement. The value was determined by multiplying the number of accelerated restricted stock units by the market price of the Common Stock on December 26, 2009 ($26.42).

(5)	Assumes target performance would be achieved for the performance period.

(6)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for thirty-six months.

(7)	Amount reflects the maximum amount of outplacement services that would be provided under Mr. Singer’s Benefits Assurance Agreement.

(8)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
     Agreements with the Other Named Executive Officers. Each of the named executive officers, other than the Chief Executive Officer, is party to an Executive Severance Agreement (the “Severance Agreements”). The Severance Agreements are substantially identical, except for the Severance Agreement with Mr. Leake.
     Under the Severance Agreements, each of Messrs. Puckett, Patcha, and Thompson would be entitled to the following payments in the event of an involuntary termination without cause:
(a)	accrued base salary and benefits as of the date of termination;

(b)	an amount equal to base salary plus current year target incentive under our Annual Performance Incentive Plan;

(c)	a pro rata incentive payment based on the greater of current year actual incentive or current year target incentive under the Annual Performance Incentive Plan.
     The initial term of the Severance Agreements is three years with automatic renewals for successive one-year terms. Each Severance Agreement may be terminated on one year’s notice prior to the end of an initial or renewal term.
     Mr. Leake’s Severance Agreement was negotiated in connection with the termination of his prior employment agreement and includes a supplemental retirement benefit as described under “—Retirement Benefits” above. Under his Severance Agreement, Mr. Leake would receive the following payments and benefits upon an involuntary termination without cause:
(a)	accrued compensation and benefits;

(b)
an amount equal to 2.5 times the sum of the highest base salary paid to him plus the current year’s target incentive under the Annual Performance Incentive Plan, provided the amount is reduced for severance after age 57 1/2;

(c)	a lump sum amount equal to the present value of his supplemental retirement benefits as described under “—Retirement Benefits” above.

(d)	a pro rata incentive payment based on the greater of his prior year actual incentive or current year target incentive under the Annual Performance Incentive Plan.

(e)	transfer to him of his company provided car;

(f)	an amount equal to the present value of his unexercised vested stock options;

(g)	medical insurance coverage, life insurance and disability insurance until age 60; and

(h)	outplacement services for up to 2 years, with a maximum cost of 20% of base salary.
     If Mr. Leake is terminated following a change in control of our Company, he would receive a lump sum payment equal to the present value of his supplemental retirement benefit as of the date of his termination. The present value of the benefit would be calculated assuming the benefit would be paid over 15 years beginning on the date of termination and using an interest rate equal to the yield on the 10-year United States Treasury Bond. The present value of Mr. Leake’s supplemental retirement benefit would also be placed in a trust for his benefit in the event of a change in control.
     In the event of his death, Mr. Leake’s beneficiary would receive an amount equal to 75% of his supplemental retirement benefit as of the date of death. The death benefit is payable over 15 years after retirement or until age 75, if earlier. Mr. Leake or his beneficiary may also elect to receive the death benefit in a lump sum equal to the present value of such payments using the interest rate equal to the yield on the 10-year United States Treasury Bond on the date payments would otherwise commence.
     On January 15, 2010 Mr. Leake entered into a new Retirement Agreement, which terminated all benefits under the Amended and Restated Compensation and Benefits Assurance Agreement and the Amended and Restated Executive Severance Agreement. Accordingly, as of January 15, 2001, he was not eligible to receive benefit payments for either involuntary termination without cause or a change in control. The retirement benefits under the new Retirement Agreement, which is effective March 31 2011, are consistent to the benefits described in his table below.
     Each of Messrs. Puckett, Patcha, Thompson and Leake are parties to a Compensation and Benefits Assurance Agreement (the “Benefits Agreements”). Each of the Benefits Agreements is substantially identical to Mr. Singer’s Benefits Agreement, as described above under “—Potential Payments upon Termination or a Change in Control—Agreements with the Chief Executive Officer,” with the exception of the term and termination provisions as described below.
     For Messrs. Puckett, Patcha, Thompson and Leake, the initial term of each of their Benefits Agreements is three years. The initial term of Mr. Leake’s Benefits Agreement extends until December 31, 2011, the year in which he reaches age 60, which was the same end of term date under his prior employment agreement. After the initial term, each Benefits Agreement automatically renews for successive one-year terms and may be terminated by us on one-year’s notice prior to the end of an initial or renewal term. In the event of a change in control, there is an automatic three-year extension of each Benefits Agreement. Mr. Singer’s Benefits Agreement will continue for as long as he is employed by us under the terms of his Employment Agreement.
     The following tables set forth the estimated payments and benefits that would have been payable to each of the named executive officers, other than the Chief Executive Officer, under the agreements and plans described above, assuming that each covered event under such agreements and plans occurred on December 26, 2009.
RICK D. PUCKETT

					Qualifying
					Termination
					Within
					3 Years
					after a
Benefits and Payments upon	Without	Death or		Change in	Change in
Termination	Cause	Disability	Retirement	Control	Control
Base Salary	$401,310	$—	$—	$—	$1,203,930
Annual Performance Incentive	419,455	218,800	218,800	218,800	735,000
Incentive Under 2009 Three-Year Plan(2)	—	115,800	115,800	57,900	—
Incentive Under 2006 Five-Year Plan(3)	—	1,458,387	1,458,387	1,458,387	—
Accelerated Vesting of Stock Options (1)	—	331,966	—	331,966	—
Accelerated Vesting of Restricted Stock	—	363,011	363,011	363,011	—
Supplemental Deferred Compensation Plan	40,826	40,826	40,826	—	40,826
Profit Sharing “Make Whole”	—	—	—	—	58,692
Health and Dental Insurance	—	—	—	—	25,000	(4)
Outplacement Services	—	—	—	—	80,262	(5)
Excise tax gross-up	—	—	—	—	826,948	(6)

Total	$861,591	$2,528,790	$2,196,824	$2,430,064	$2,970,658

(1)
Amount reflects accelerated vesting of 6,250 options with an exercise price of $21.055, 15,666 options with an exercise price of $16.77, 23,532 options with an exercise price of $21.71 and 5,420 options with an exercise price of $19.70. The fair market value of the Common Stock was $26.42 per share on December 26, 2009.

(2)	Assumes target performance would be achieved for the performance period.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
GLENN A. PATCHA

					Qualifying
					Termination
					Within
					3 Years
					after a
Benefits and Payments upon	Without	Death or		Change in	Change in
Termination	Cause	Disability	Retirement	Control	Control
Base Salary	$360,360	$—	$—	$—	$1,081,080
Annual Performance Incentive	376,580	196,400	196,400	196,400	660,000
Incentive Under 2009 Three-Year Plan(2)	—	98,500	98,500	49,250	—
Incentive Under 2006 Five-Year Plan(3)	—	1,136,290	1,136,290	1,136,290	—
Accelerated Vesting of Stock Options (1)	—	328,899	—	328,899	—
Accelerated Vesting of Restricted Stock	—	828,003	828,003	828,003	—
Supplemental Deferred Compensation Plan	41,130	41,130	41,130	—	41,130
Profit Sharing “Make Whole”	—	—	—	—	52,703
Health and Dental Insurance	—	—	—	—	25,000	(4)
Outplacement Services	—	—	—	—	72,072	(5)
Excise tax gross-up	—	—	—	—	827,993	(6)

Total	$778,070	$2,629,222	$2,300,323	$2,538,842	$2,759,978

(1)
Amount reflects accelerated vesting of 12,500 options with an exercise price of $20.095, 12,734 options with an exercise price of $16.77, 20,010 options with an exercise price of $21.71 and 4,867 options with an exercise price of $19.70. The fair market value of the Common Stock was $26.42 per share on December 26, 2009.

(2)	Assumes target performance would be achieved for the performance period.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
BLAKE W. THOMPSON

					Qualifying
					Termination
					Within
					3 Years
					after a
Benefits and Payments upon	Without	Death or		Change in	Change in
Termination	Cause	Disability	Retirement	Control	Control
Base Salary	$300,300	$—	$—	$—	$900,900
Annual Performance Incentive	313,850	163,700	163,700	163,700	549,900
Incentive Under 2009 Three-Year Plan(2)	—	86,600	86,600	43,300	—
Incentive Under 2006 Five-Year Plan(3)	—	1,020,871	1,020,871	1,020,871	—
Accelerated Vesting of Stock Options (1)	—	224,950	—	224,950	—
Accelerated Vesting of Restricted Stock	—	274,213	274,213	274,213	—
Supplemental Deferred Compensation Plan	92,166	92,166	92,166	—	92,166
Profit Sharing “Make Whole”	—	—	—	—	43,919
Health and Dental Insurance	—	—	—	—	25,000	(4)
Outplacement Services	—	—	—	—	60,060	(5)
Excise tax gross-up	—	—	—	—	605,041	(6)

Total	$706,316	$1,862,500	$1,637,550	$1,727,034	$2,276,986

(1)
Amount reflects accelerated vesting of 17,592 options with an exercise price of $21.71, 11,900 options with an exercise price of $16.77 and 4,056 options with an exercise price of $19.70. The fair market value of the Common Stock was $26.42 per share on December 26, 2009.

(2)	Assumes target performance would be achieved for the performance period.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.
EARL D. LEAKE

						Qualifying
						Termination
						Within
						3 Years
						after a
Benefits and Payments upon	Without	Death or			Change in	Change in
Termination	Cause	Disability		Retirement	Control	Control
Base Salary	$701,250	$—		$—	$—	$841,500
Annual Performance Incentive	316,400	152,900		152,900	152,900	490,500
Incentive Under 2009 Three-Year Plan(2)	—	90,000		90,000	45,000	—
Incentive Under 2006 Five-Year Plan(3)	—	875,032		875,032	875,032	—
Accelerated Vesting of Stock Options (1)	—	232,569		—	232,569	—
Accelerated Vesting of Restricted Stock	—	292,734		292,734	292,734	—
Supplemental Retirement Benefit	1,076,878	1,076,878	(7)	1,076,878	—	1,076,878
Supplemental Deferred Compensation Plan	243,955	243,955		243,955	—	243,955
Profit Sharing “Make Whole”	—	—		—	—	44,179
Company Car	25,000	—		—	—	—
Health and Dental Insurance	25,000	—		—	—	25,000	(4)
Outplacement Services	56,100	—		—	—	56,100	(5)
Excise tax gross-up	—	—		—	—	932,288	(6)

Total	$2,444,583	$2,964,068		$2,731,499	$1,598,235	$3,710,400

(1)
Amount reflects accelerated vesting of 12,866 options with an exercise price of $16.77, 18,282 options with an exercise price of $21.71 and 3,319 options with an exercise price of $19.70. The fair market value of the Common Stock was $26.42 per share on December 26, 2009.

(2)	Assumes target performance would be achieved for the performance period.

(3)	Assumes the achievement of a vesting rate of 100%, including dividend equivalent equity units.

(4)	Amount reflects the estimated incremental cost of health and dental plan continuation coverage for three years.

(5)	Amount reflects the maximum amount of outplacement services that would be provided under the officer’s Benefits Assurance agreement.

(6)	Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.

(7)
Amount represents the estimated payment for supplemental retirement benefits if the officer becomes disabled. In the event of his death, the officer’s beneficiary would receive an amount equal to 75% of his supplemental retirement benefit as of the date of his death.

Equity Compensation Plans
     The following table sets forth certain information as of December 26, 2009, concerning outstanding options and rights to acquire Common Stock granted to participants in all of our equity compensation plans (including the Directors Plans) and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.
Equity Compensation Plan Information

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon	exercise price	future issuance under
	exercise of	of outstanding	equity compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected in
	and rights	rights	column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,569,917	$17.91	841,730
Equity compensation plans not approved by security holders	—	—	—

Total	1,569,917	$17.91	841,730

(1)
Includes the 1995 Director Option Plan, which was approved by the stockholders on April 21, 1995, the Lance, Inc. 1997 Incentive Equity Plan, which was approved by the stockholders on April 18, 1997, the Lance, Inc, 2003 Key Employee Stock Plan, which was approved by the stockholders on April 24, 2003, the Lance, Inc. 2003 Director Stock Plan, which was approved by the stockholders on April 24, 2003, the Lance, Inc. 2007 Key Employee Stock Plan, which was approved by the stockholders on April 26, 2007, and the Lance, Inc. 2008 Director Stock Plan, which was approved by the stockholders on April 24, 2008.

Approval of Amendments to the 2007 Key Employee Incentive Plan
     The Board of Directors recommends that stockholders approve amendments to the Lance, Inc. 2007 Key Employee Incentive Plan (the “2007 Plan”). The amendments provide for the following changes to the 2007 Plan:
•	Increases the total number of shares of Common Stock we may issue by 1,500,000 shares from 1,800,000 to 3,300,000 shares;

•
Increases the total number of shares of Common Stock that we may award in the form of restricted stock, restricted stock units, performance equity awards or other stock-based or combination awards by 400,000 shares from 500,000 to 900,000 shares; and

•	Increases the maximum number of incentive stock option awards that we may grant by 1,500,000 incentive stock options from 1,800,000 to 3,300,000 incentive stock options.
     The purpose for increasing the authorized shares is to secure adequate shares to satisfy the Company’s equity award needs for the remaining term of the 2007 Plan, which expires in April 2013. The board believes the increases represent a reasonable amount of dilution and allow us to continue awarding equity incentives to our executive officers and key employees, which are an important component of our long-term strategic objectives and overall executive compensation program. The original 2007 Plan was approved by our stockholders on April 26, 2007.
     Shares Available Under Current 2007 Plan
     Under the 2007 Plan, prior to amendment, approximately 425,000 shares of restricted stock have been issued and approximately 600,000 incentive stock options have been awarded with a remaining 75,000 shares of restricted stock and 700,000 of incentive stock options available for future issuance as of February 1, 2010.

     Summary of the 2007 Plan
     The following is a summary of the material terms of the 2007 Plan, assuming adoption of the proposed amendments. A copy of the 2007 Plan, incorporating the proposed amendments, is attached to this proxy statement as Annex A.
     Purpose. The 2007 Plan authorizes the issuance of stock-based awards to our executive officers and key employees in the form of stock options, stock appreciation rights, restricted stock and performance awards. The 2007 Plan also authorizes other awards denominated in monetary units or shares of Common Stock payable in cash or shares of Common Stock.
     As described above under “Executive Officer Compensation—Compensation Discussion and Analysis,” key objectives or our executive compensation program include (1) aligning our executives’ interests with those of our stockholders by linking a substantial portion of compensation to long-term performance, (2) attracting and retaining key executives and managers who are critical to our future success and (3) providing competitive total compensation that is commensurate with our performance. With these objectives in mind, we provide long-term, stock based incentives to our key employees under the 2007 Plan.
     Number of Shares. Up to 3,300,000 shares of Common Stock are reserved for awards under the 2007 Plan. Shares covered by awards under the 2007 Plan will again be available for awards if and to the extent (a) the award lapses or is cancelled or forfeited or (b) the award is settled in cash. No individual participant may receive in one calendar year stock-based awards in the aggregate covering more than 400,000 shares of our Common Stock.
     Administration. The 2007 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). It is intended that the Committee will at all times be composed of “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 and that all of its members acting with respect to matters governed by Section 162(m) will be “outside directors” within the meaning of Section 162(m). Under the 2007 Plan, the Committee (i) selects the key employees to receive awards from time to time, (ii) makes awards in such form and amounts as it determines, (iii) imposes such limitations, restrictions and conditions upon awards as it deems appropriate, (iv) interprets the 2007 Plan and adopts, amends and rescinds administrative guidelines and other rules and regulations relating to the 2007 Plan, (v) corrects any defect or omission or reconciles any inconsistency in the 2007 Plan or any award granted thereunder and (vi) makes all other determinations and takes all other actions necessary or advisable for the implementation and administration of the 2007 Plan. The Committee also has the authority to accelerate the vesting and/or waive any restrictions, or otherwise amend the terms of any award within its discretion, of any outstanding awards. The 2007 Plan will terminate on April 26, 2013. Each participant receiving an award under the 2007 Plan enters into an agreement with us in the form specified by the Committee.
     Eligibility. Only managerial and other key employees may participate in the 2007 Plan. Key employees are those employees who occupy managerial or other important positions and who have made or are expected to make important contributions to our business or the business of a subsidiary, as determined by the Committee. Approximately 175 employees are eligible to participate. The Committee in its discretion determines which key employees will in fact receive awards from time to time.
     Awards of Stock Options and Stock Appreciation Rights. The 2007 Plan provides for the grant of options to purchase shares of Common Stock at exercise prices determined by the Committee as of the date of grant. In no event are option exercise prices less than the fair market value of shares of Common Stock at the close of business on the date of grant. The fair market value of the Common Stock on February 1, 2010 was $22.39 per share.
     The 2007 Plan also provides for the grant of stock appreciation rights (either in tandem with stock options or freestanding), which entitle holders upon exercise to receive either cash or shares of Common Stock or a combination thereof, as the Committee in its discretion shall determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which a stock appreciation right is exercised and (ii) the fair market value of such shares on the date of grant (or such other price as set by the Committee provided such other price is not less than the fair market value of such shares on the date of grant).
     Awards to key employees of options under the 2007 Plan, which may be either incentive stock options (which are eligible for special tax treatment) or nonqualified stock options, are determined by the Committee. The terms and conditions of each such option and of any stock appreciation right are determined by the Committee at the time of the grant. In no event, will the Committee grant incentive stock options for more than an aggregate of 3,300,000 shares of Common Stock.
     Exercise of an option (or a stock appreciation right) results in the cancellation of any related stock appreciation right (or option) to the extent of the number of shares in respect of which such option or stock appreciation right has been exercised. Options and stock appreciation rights granted under the 2007 Plan expire as determined by the Committee, but the term of incentive stock options may not be more than 10 years from the date of grant. The option agreements entered into with the optionees specify the extent to which options and stock appreciation rights may be exercised during their respective terms, including in the event of the optionee’s death, disability or termination of employment.
     Payment for shares issuable pursuant to the exercise of an option may be made either in cash or by tendering shares of Common Stock with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash. Any shares of Common Stock tendered must have been held by the participant for at least six months prior to tender or acquired on the open market. The Committee may also allow cashless exercises as permitted by applicable rules and regulations or exercises by any other means that are consistent with the applicable law and the purpose of the 2007 Plan.
     Participants that are granted stock options and stock appreciation rights have no rights as a stockholder of our company with respect to the shares covered by the stock options or stock appreciation rights until such time as the underlying shares of Common Stock are issued to the participant.
     Restricted Awards, Performance Awards and Other Awards. The Plan provides for the issuance of restricted awards in the form of shares of restricted stock or restricted units representing shares of Common Stock on such terms and conditions as are determined from time to time by the Committee, in addition to or in combination with other awards under the 2007 Plan. Such restrictions may include the continued service of the participant with us, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee. No more than 900,000 shares of Common Stock may be awarded in the form of restricted stock, restricted stock units, performance equity awards, or other stock-based or combination awards.
     The stock certificates evidencing the restricted stock bear an appropriate legend and are held in our custody until the applicable restrictions are satisfied. A participant cannot sell, transfer, pledge, assign or hypothecate shares of restricted stock until the applicable restrictions are satisfied. Once the restrictions are satisfied, the shares are delivered to the participant. During the period of restriction, the participant may exercise full voting rights and receive cash dividends with respect to the restricted stock. The participants are also credited with stock dividends, if any, with respect to the restricted stock, subject to the same restrictions of the underlying restricted stock. Awards of restricted units are paid in shares of Common Stock upon vesting with each unit having a value equal to the fair market value of one share of Common Stock.
     The Committee may also make performance awards in the form of performance equity awards or performance cash awards to selected key employees, in addition to or in combination with other awards under the 2007 Plan. Performance equity awards are made in units representing shares of Common Stock and performance cash awards are made for a specified dollar value including a number of units payable in cash. The 2007 Plan provides that the number of performance awards granted and/or the vesting of granted performance awards shall be contingent on the attainment of certain performance goals or other conditions over a period of time (called the “performance period”), all as determined by the Committee. During the performance period, the Committee determines what number (if any) of performance awards have been earned. Earned performance awards may be paid in cash, shares of Common Stock or a combination thereof having an aggregate fair market value equal to the value of the earned performance awards as of the payment date.
     In addition, the 2007 Plan permits the Committee to make grants of other awards of Common Stock or awards denominated in units of Common Stock, including awards valued using measures other than market values.
     Qualified Performance-Based Awards. Section 162(m) of the Code limits the deduction that we may take for compensation paid to our Chief Executive Officer and certain of our other most highly compensated officers to $1,000,000 per individual, unless the qualified performance-based compensation requirements of Section 162(m) are satisfied.

     The 2007 Plan is designed such that all awards of stock options and stock appreciation rights will qualify as performance-based compensation under Section 162(m). For awards other than stock options and stock appreciation rights, the Committee may designate such awards as performance-based compensation awards by establishing performance goals for the awards based on one or more of the following performance measures:
•	revenue;

•	sales;

•	profit (including net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•	earnings on a pre-tax or after-tax basis (including EBIT, EBITDA, earnings per share, earnings growth or other corporate earnings measures);

•	margins (net or gross);

•	net income (before or after taxes, operating income or other income measures);

•	cash (cash flow, cash generation or other cash measures);

•	stock price or performance;

•	stock index price or performance;

•	total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price or other measures of return);

•	financial return measures (including dividends, return on assets, capital, equity, investment or sales, cash flow or free cash flow);

•	market share measures;

•	improvements in capital structure;

•	levels of debt, equity, accounts receivable, lost time accidents or safety;

•	employee relations (surveys, employee claims);

•	expenses (operating expense, expense management, expense ratio, expense efficiency ratios, other expense measures or cost containment, including medical, casualty and workers compensation costs);

•	internal rate of return or increase in net present value;

•	working capital targets relating to inventory, accounts receivable or other components;

•	planning accuracy (as measured by comparing planned results to actual results);

•	productivity improvement;

•	inventory measures (turns, reduction, shrinkage);

•	customer relations and service (count, frequency, attitude, order fill rate);

•	compliance goals (employee turnover, social goals, diversity goals, safety programs, regulatory or legal compliance); and

•	business expansion, acquisitions and divestitures.

     The performance goals may be expressed in terms of company-wide objectives or objectives that relate to the performance of one of our affiliates, divisions, regions, departments or functions or a combination of such objectives. The performance goals may be expressed in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of our competitors or peers. The Committee may determine to adjust certain goals (including indexes) during or after the applicable performance period to take into consideration or to mitigate the unbudgeted impact of certain unusual, non-recurring or extraordinary items or events. The Committee may also provide that the achievement of performance goals will be waived upon death, disability, retirement or upon a change in control of our company.
     The performance periods for performance based-awards may be as short as three-months or for any longer period. Although the 2007 Plan enables the Committee to determine awards based on the performance measures described above, the Committee has absolute discretion to decrease or eliminate an award under the plan. No individual participant may receive in one calendar year cash based awards in excess of $3,000,000.
     Withholding for Payment of Taxes. The 2007 Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. In satisfying the withholding obligation, we may elect to withhold shares having a fair market value equal to the minimum tax that could be imposed on the transaction. In addition, we may permit participants to elect to satisfy tax withholding obligations by either (1) having us withhold shares with a fair market value equal to the minimum tax that could be imposed on the transaction or (2) tendering previously acquired shares having such fair market value, as long as such shares have been held by the participant for at least six months or were acquired by the participant on the open market.
     Changes in Capitalization and Similar Changes. In the event of any change in the outstanding shares of our Common Stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of Common Stock with respect to which awards may be made under the 2007 Plan, the terms, types of shares and number of shares of any outstanding awards under the 2007 Plan and the award limits set forth above may be equitably adjusted by the Committee in its discretion.
     Changes in Control. Except as may otherwise be provided in an award agreement, incentive plan or other instrument adopted under the 2007 Plan, the Plan provides that in the event of a change in control of our Company, (1) all options and stock appreciation rights will be fully exercisable as of the date of the change in control, (2) all restrictions and conditions of all restricted awards will be deemed satisfied as of the date of the change in control and (3) all performance awards will be deemed to have been fully earned as of the date of the change in control.
     A “change in control” will generally be deemed to occur under the 2007 Plan upon:
•
the acquisition of 25% or more of the combined voting power of our securities by any person or group, other than a trustee or fiduciary holding securities under one of our employee benefit plans, a corporation owned by our current stockholders or the Van Every Family, which consists of the descendents of Salem A. Van Every, Sr. and their spouses;

•	a change in the majority of the Board of Directors over a two year period;

•
approval by the stockholders of either a complete liquidation of our company or the sale of substantially all of our assets to an entity of which our current stockholders own less than 60% of the voting control; or

•	a merger, consolidation or reorganization after which our current stockholders own less than 60% of the voting control of our company or the surviving entity.
     A “change in control” will not be deemed to occur with respect to a person if the person is part of a purchasing group that consummates a change in control transaction.
     Amendment and Termination of the 2007 Plan. The Board of Directors will have the power to amend, modify or terminate the 2007 Plan on a prospective basis. Stockholder approval will be required for any change to the material terms of the 2007 Plan to the extent required by Section 162(m), the rules of any national securities exchange upon which the Common Stock is listed at the time the amendment is proposed or Section 422 of the Code with respect to incentive stock options.

     New Plan Benefits. Because awards under the 2007 Plan are to be determined by the Compensation Committee from time to time, we cannot currently determine the number of awards or shares of stock that may be granted to a particular individual under the 2007 Plan. In 2009, we granted to the named executive officers the awards set forth above in the table entitled “Grants of Plan Based Awards.” In addition, executive officers, other than the named executive officers, as a group received awards covering 19,137 shares under the 2007 Plan in 2009 and non-executive officer employees as a group received awards covering 297,114 shares under the 2007 Plan in 2009.
Federal Income Tax Treatment
     Incentive Stock Options. Incentive stock options granted under the 2007 Plan are subject to the applicable provisions of the Code, including Section 422. If shares of our Common Stock are issued to an optionee upon the exercise an incentive stock option, and if no “disqualifying disposition” of such shares is made by such optionee within one year after the exercise of the incentive stock option or within two years after the date the incentive stock option was granted, then (i) no income will be recognized by the optionee at the time of the grant of the incentive stock option, (ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares acquired by exercise of the incentive stock option, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss and (iv) no deduction will be allowed by us for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the bargain purchase element) and we will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (for which we will not be entitled a federal income tax deduction). Upon exercise of an incentive stock option, the optionee may be subject to alternative minimum tax.
     Nonqualified Stock Options. With respect to nonqualified stock options granted to optionees under the 2007 Plan, (i) no income is realized by the optionee at the time the nonqualified stock option is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year.
     Restricted Stock. Upon becoming entitled to receive shares at the end of the applicable restriction period without a forfeiture, the recipient has ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such Section 83(b) election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes.
     Upon sale of the shares after the forfeiture period has expired (assuming no Section 83(b) election), the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects under Section 83(b) to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. We generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant.
     Performance Awards. A participant who receives a performance award will not recognize income and we will not be allowed a deduction at the time the award is made. When a participant receives payment for a performance award in cash or shares of Common Stock, the amount of the cash and the fair market value of the shares received will be ordinary income to the participant and we will receive a tax deduction for the same amount. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In this case, the participant can make a Code Section 83(b) election as previously described. We generally will be entitled to a deduction at the time the income is recognized by the participant.

Board of Directors Recommendation and Required Vote
     The Board recommends a vote FOR approval of the amendments to the 2007 Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for the approval of the amendments to the 2007 Plan. Abstentions and broker non-votes are not counted as being cast for purposes of the proposal.
Ratification of Selection of Independent Public Accountants
     The Audit Committee of the Board of Directors has selected KPMG LLP as independent public accountants to audit our consolidated financial statements for the 2010 fiscal year, ending December 25, 2010. This selection is being presented to the stockholders for their ratification at the Annual Meeting. KPMG LLP has served as our independent certified public accountants and has audited our consolidated financial statements beginning with the 1991 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
     Stockholder ratification of the selection of KPMG LLP as our independent public accountants is not required by our Bylaws or otherwise. We are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of KPMG LLP.
Audit and Non-Audit Fees
     The following table presents fees for professional audit services rendered by KPMG LLP and approved by the Audit Committee for the audit of our consolidated annual financial statements for the fiscal years ended December 26, 2009 and December 27, 2008 and other services rendered by KPMG LLP and approved by the Audit Committee during those periods.

	FY 2009	FY 2008
Audit Fees (1)	$625,000	$610,000
Audit-Related Fees (2)	28,606	51,845
Tax Fees (3)	9,100	10,000
All Other Fees (4)	—	—

	$662,706	$671,845

(1)
Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of management’s assertion relating to internal controls over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For fiscal years 2009 and 2008, this category includes fees related to general accounting assistance.

(3)
Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance and review. For fiscal years 2009 and 2008, these services include the review of our federal, state and foreign tax returns.

(4)
All Other Fees consist of aggregate fees billed by KPMG LLP for products and services other than the services reported above. In fiscal years 2009 and 2008, KPMG LLP did not bill us for any services in this category.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent public accountants in order to assure that the provision of such services does not impair the accountants’ independence. These services may include audit services, audit-related services, tax services and other services. Proposed services may either be subject to case-by-case pre-approval by the Audit Committee or may be pre-

approved by the Audit Committee on a categorical basis. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson and may delegate such pre-approval authority to another member of the Audit Committee at its discretion. Any services approved by the Chairperson or such other member of the Audit Committee must be reported to the full Audit Committee at its next scheduled meeting. Our Corporate Controller is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants in accordance with the pre-approval policies and the fees for the services performed to date. None of the fees paid by us to the independent public accountants under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established under the regulations of the Securities and Exchange Commission.
Board of Directors Recommendation and Required Vote
     The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent public accountants to audit our consolidated financial statements for the 2010 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. The affirmative vote of a majority of the votes cast is required to ratify the selection of KPMG LLP. Abstentions and broker non-votes are not counted as being cast for purposes of ratifying the selection of KPMG LLP.
Section 16(A) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all such reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 26, 2009, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for the following: S. Lance Van Every filed a late Form 5 covering one transaction that occurred in 2009 and Dan C. Swander and William R. Holland each filed a late Form 4 covering one transaction respectively that occurred 2009.
Related Person Transactions
Policy on Review of Related Person Transactions
     It is the policy of the Board of Directors that all related person transactions must be approved by either (1) a majority of the disinterested members of the Governance and Nominating Committee of the Board of Directors or (2) a majority of independent and disinterested members of the Board of Directors. In either case, a related person transaction may not be approved by a single director. For purposes of the policy, the term “related person transaction” means any transaction that is required to be disclosed in our proxy statements or other filings with the SEC pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 and any material “conflict of interest” transaction with a director, as that term is defined under the North Carolina Business Corporation Act. For fiscal year 2009, there were no related person transactions that were required to be disclosed in this Proxy Statement.
Stockholder Proposals for 2011 Annual Meeting
     Any proposal that a stockholder intends to present for action at the 2011 Annual Meeting of Stockholders must be received by us no later than November 26, 2010, in order for the proposal to be included in the proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders. In addition, if we receive notice of stockholder proposals after February 18, 2011, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be sent to Secretary, Lance, Inc., 13024 Ballantyne Corporate Place, Harris Building, Suite 900, Charlotte, North Carolina 28277.

Annex A
LANCE, INC.
2007 KEY EMPLOYEE INCENTIVE PLAN
(As amended)
     Section 1. Purpose. The purpose of the Lance, Inc. 2007 Key Employee Incentive Plan (the “Plan”) is to attract and retain managerial and other key employees, and to reward such employees for making major contributions to the success of Lance, Inc. (the “Company”). The Plan is designed to meet these objectives by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing such employees with a proprietary interest in the long term growth and performance of the Company.
     Section 2. Definitions. For purposes of the Plan, unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:
     (a) “Award” (collectively, “Awards”) means an award or grant made to a Participant under Sections 6 through 11, inclusive, of the Plan.
     (b) “Beneficial Owner” has the meaning ascribed to such term in Section 13(d) of the Exchange Act and Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as in effect from time to time, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.
     (e) “Common Stock” means the $0.83 1/3 par value Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof pursuant to Section 15 hereof.
     (f) “Company” means Lance, Inc., a North Carolina corporation, and any subsidiary corporations within the meaning of Section 424(f) of the Code, as well as any successor corporation or corporations thereto.
     (g) “Compensation Committee” means the Compensation Committee of the Board; provided, that (i) with respect to any Awards to any Insider, Compensation Committee means all of the members of the Compensation Committee who are “non-employee” directors within the meaning of Rule 16b-3 adopted under the Exchange Act, and (ii) with respect to any Awards to any key employees who are Named Executive Officers intended to comply with the Performance-Based Exception, Compensation Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code.
     (h) “Covered Employee” means a “covered employee” as defined in Section 162(m)(3) of the Code.
     (i) “Director” means a member of the Board.
     (j) “Disability” means the inability, by reason of physical or mental infirmity or both, of an individual to perform satisfactorily the duties then assigned to such individual or any other duties the Company is willing to assign to such individual for which compensation is payable. Disability shall be determined by the Compensation Committee based upon such evidence as the Compensation Committee shall deem sufficient and, upon medical evidence, if available, and, in the discretion of the Compensation Committee, upon certification of such Disability by an independent qualified physician. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.
     (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.
     (l) “Fair Market Value,” with respect to a share of the Common Stock at a particular time, shall be that value as determined by the Compensation Committee which shall be (i) if such Common Stock is listed on a national securities exchange or traded on the NASDAQ Stock Market, the closing price for sales of the Common Stock on a national securities exchange or the NASDAQ Stock Market on which the Common Stock is principally traded on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the National Market System, the mean between the closing bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the NASDAQ Stock Market, the fair market value determined by the Compensation Committee in such manner as it may deem reasonable.
     (m) “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.
     (n) “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the rules thereunder.
     (o) “Member of the Van Every Family” means (i) a lineal descendant of Salem A. Van Every, Sr., including adopted persons as well as persons related by blood, (ii) a spouse of an individual described in clause (i) of this Paragraph 2(o) or (iii) a trust, estate, custodian and other fiduciary or similar account for an individual described in clause (i) or (ii) of this Paragraph 2(o).
     (p) “Named Executive Officer” means, for a calendar year, a Participant who is one of the group of “covered employees” for such calendar year within the meaning of Code Section 162(m) or any successor statute.
     (q) “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.
     (r) “Outside Person” means any Person other than (i) a Member of the Van Every Family, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (iii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company.
     (s) “Participant” means an employee of the Company who is granted an Award under the Plan.
     (t) “Performance Award” means an Award granted pursuant to the provisions of Section 9 of the Plan the vesting of which is contingent on performance attainment.
     (u) “Performance Cash Award” means an Award of cash or other monetary units granted pursuant to the provisions of Section 9 of the Plan.
     (v) “Performance-Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

     (w) “Performance Equity Award” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.
     (x) “Person” has the meaning ascribed to said term in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) of the Exchange Act.
     (y) “Plan” means the Lance, Inc. 2007 Key Employee Incentive Plan as set forth herein, as the same may be hereafter amended and from time to time in effect.
     (z) “Qualified Business Criteria” means one or more of the business criteria listed in Paragraph 11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.
     (aa) “Qualified Performance-Based Award” means, with respect to a Covered Employee, an Award granted to an officer of the Company that is either (i) intended to qualify for the Performance-Based Exception and is made subject to performance goals based on Qualified Business Criteria as set forth in Paragraph 11(b), or (ii) a Stock Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Common Stock as of the Grant Date.
     (bb) “Restricted Award” means an Award granted pursuant to the provisions of Section 8 of the Plan.
     (cc) “Restricted Stock Grant” means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.
     (dd) “Restricted Unit Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.
     (ee) “Retirement” means the participant’s termination of employment with the Company either (i) after attainment of age 65 or (ii) after attainment of age 55 with the prior consent of the Compensation Committee.
     (ff) “Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.
     (gg) “Stock Option” means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.
     Section 3. Administration.
     (a) The Plan shall be administered by the Compensation Committee.
     (b) The Compensation Committee is authorized to grant Awards under the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Compensation Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Compensation Committee, by execution of instruments in writing in such form as are approved by the Compensation Committee.
     Section 4. Duration of and Common Stock Subject to Plan.
     (a) Term. The Plan shall be effective on April 26, 2007, subject to approval by a plurality of the shares voting on approval of the Plan at the Annual Meeting of Stockholders held on said date or any adjournment thereof. The Plan shall terminate on April 26, 2013.

     (b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan, subject to adjustment as provided in Section 15 of the Plan, shall be 3,300,000 shares of the total authorized shares of the Common Stock. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitation the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Common Stock which equal the value of Restricted Unit Grants and Performance Equity Grants and other stock-based Awards in each case determined as of the dates on which such Awards are granted. If any Award is canceled, terminates, expires or lapses for any reason, any shares subject to such Award shall not count against the aggregate number of shares that may be issued under the Plan as set forth above. The following items shall not count against the aggregate number of shares that may be issued under the Plan as set forth above: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of shares; or (iii) Awards granted through the assumption of, or in substitution for, outstanding Awards previously granted to individuals who become key employees as a result of a merger, consolidation, acquisition or other corporation transaction involving the Company or any subsidiary of the Company. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.
     (c) Restricted and Other Award Limitations. In no event shall the Compensation Committee grant Restricted Awards, Performance Equity Awards or other stock-based or combination Awards (as described in Section 10) covering in the aggregate more than the sum of (i) 900,000 shares of Common Stock plus (ii) the number of shares of Common Stock for any such Award that is canceled, terminates, expires or lapses for any reason..
     (d) Incentive Stock Option Award Limitation. In no event shall the Compensation Committee grant Incentive Stock Option Awards covering in the aggregate more than 3,300,000 shares of Common Stock.
     (e) Individual Award Limit for Equity-Based Awards. In no event shall a Participant receive Stock Options, SARs, Performance Equity Awards, Restricted Stock, Restricted Stock Units or other stock-based Awards during any one calendar year covering in the aggregate more than 400,000 shares of Common Stock.
     (f) Individual Award Limit for Cash-Based Awards. The aggregate dollar value of any Performance Cash Awards or other cash-based Awards intended to satisfy the Performance-Based Exception that may be paid to a Participant under the Plan during any one calendar year shall not exceed $3,000,000.
     Section 5. Eligibility. Only managerial and other key employees shall be eligible to be granted Awards under the Plan. The Compensation Committee shall, from time to time, (i) determine those managerial and other key employees to whom Awards shall be granted and the conditions of each such Award or issue and sale and (ii) grant such Awards. No member of the Compensation Committee while serving as such shall be eligible to receive any Award hereunder.
     Section 6. Stock Options. Stock Options may be granted under the Plan in the form of Incentive Stock Options or Non-Qualified Stock Options; and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:
     (a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Compensation Committee may from time to time approve. Stock Options may be granted alone, in addition to or in combination with other Awards under the Plan.
     (b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Compensation Committee at the time of grant, but in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.
     (c) Option Term. The term of each Stock Option shall be fixed by the Compensation Committee; except that the term of Incentive Stock Options shall not exceed 10 years after the date the Incentive Stock Option is granted.

     (d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee at the date of grant.
     (e) Method of Exercise. Stock Options shall be exercised by the delivery of a notice of exercise to the Company, setting forth the number of shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.
          The option price due upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total option price (provided that the shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the option price unless such shares had been acquired by the Participant on the open market), or (iii) by a combination of (i) and (ii).
          As soon as practicable after notification of exercise and full payment, the Company shall deliver the shares to the Participant in an appropriate amount based upon the number of shares purchased under the Stock Option(s).
          Notwithstanding the foregoing, the Compensation Committee also may allow (i) cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (ii) exercises by any other means which the Compensation Committee determines to be consistent with the Plan’s purpose and applicable law.
     (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by the Code.
     (g) No Rights. A Participant granted a Stock Option shall have no rights as a stockholder of the Company with respect to the shares covered by such Stock Option except to the extent that shares of Common Stock are issued to the Participant upon the due exercise of the Stock Option.
     (h) Repricing of Stock Options. In no event shall any outstanding Stock Option be repriced to a lower option exercise price per share of Common Stock at any time during the term of such Stock Option without the prior affirmative vote of holders of a majority of the shares of Common Stock of the Company present at a stockholders meeting in person or represented by proxy and entitled to vote thereon.
     Section 7. Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Compensation Committee shall determine:
     (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as is set by the Compensation Committee provided such other price is not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.
     (b) Grant. A Stock Appreciation Right may be granted in combination with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

     (c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Compensation Committee, except that in no event shall a Stock Appreciation Right be exercisable within the first six months after the date of grant. The Compensation Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates.
     (d) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock, or any combination thereof, as the Compensation Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 16) shall be paid in cash.
     (e) No Rights. A Participant granted a Stock Appreciation Right shall have no rights as a stockholder of the Company with respect to the shares covered by such Stock Appreciation Right except to the extent that shares of Common Stock are issued to the Participant upon the due exercise of the Stock Appreciation Right.
     Section 8. Restricted Awards. Restricted Awards may be granted under the Plan in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:
     (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment prior to vesting.
     (b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units to be paid in cash upon vesting (with each unit having a value equivalent to the Fair Market Value of one share of Common Stock) granted to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment prior to vesting.
     (c) Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Compensation Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in combination with other Awards under the Plan. Subject to the terms of the Plan, the Compensation Committee shall determine the number of Restricted Awards to be granted to a Participant and the Compensation Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award; which certificate evidencing such shares shall be held in custody by the Company until the restrictions thereon shall have lapsed.
     (d) Restriction Period. Restricted Awards shall provide that in order for a Participant’s rights to vest in such Awards, the Participant must remain in the employment of the Company, subject to relief for specified reasons, for a period of time commencing on the date of the Award and ending on such later date or dates as the Compensation Committee may designate at the time of the Award (“Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Compensation Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

     (e) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) upon expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the expiration of the Restriction Period in cash, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, or in any combination thereof, as the Compensation Committee in its sole discretion shall determine.
     (f) Rights as a Stockholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.
     Section 9. Performance Awards. Performance Awards may be granted under the Plan in the form of either Performance Equity Awards or Performance Cash Awards. Performance Awards may be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:
     (a) Performance Equity Awards. A Performance Equity Award is an Award of units (with each unit equivalent in value to one share of Common Stock as it varies throughout the term of the designated performance period) to a Participant and may be subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.
     (b) Performance Cash Awards. A Performance Cash Award is an Award of a specified dollar value in cash (including a number of units payable in cash, with each unit representing a monetary amount as designated by the Compensation Committee) to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Award or a portion of such Award in the event certain performance criteria are not met within a designated period of time.
     (c) Grants of Awards. Performance Awards may be granted under the Plan in such form as the Compensation Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in combination with other Awards under the Plan. Subject to the terms of the Plan, the Compensation Committee shall determine the number of Performance Awards to be granted to a Participant and the Compensation Committee may impose different terms and conditions on any particular Performance Award made to any Participant.
     (d) Performance Goals and Performance Periods. Performance Awards shall provide that in order for a Participant’s rights to vest in such Awards the Company or the Participant, or a combination thereof, must achieve certain performance goals (“Performance Goals”) over a designated performance period (“Performance Period”). The Performance Goals and Performance Period shall be established by the Compensation Committee, in its sole discretion. The Compensation Committee shall establish Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. The Compensation Committee may also establish a schedule or formula for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Compensation Committee may use such measures of performance as it deems appropriate.
     (e) Payment of Awards. In the case of a Performance Equity Award, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the Fair Market Value of a share of Common Stock on the date on which the Compensation Committee determines the number of units earned by the Participant. In the case of a Performance Cash Award, the Participant shall be entitled to receive payment in an amount equal to the dollar value of the Award. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in shares of Common Stock, or in any combination thereof, as the Compensation Committee in its sole discretion shall determine.
     Section 10. Other Stock-Based and Combination Awards.
     (a) The Compensation Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other stock-based Awards may be granted either alone, in addition to or in combination with any other type of Award granted under the Plan.
     (b) The Compensation Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.
     (c) Subject to the provisions of the Plan, the Compensation Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.
     Section 11. Qualified Performance-Based Awards
     (a) Incentive Stock Options and Stock Appreciation Rights. The provisions of the Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Performance-Based Exception.
     (b) Other Awards. When granting an Award other than a Stock Option or a Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Performance-Based Exception. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or goals or in terms of objectives or goals that relate to the performance of an affiliate or a division, region, department, function or combination thereof within the Company or an affiliate:
—	Revenue

—	Sales

—	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—	Earnings on a pre-tax or after-tax basis (EBIT, EBITDA, earnings per share, earnings growth or other corporate earnings measures)

—	Margins (net or gross)

—	Net income (before or after taxes, operating income or other income measures)

—	Cash (cash flow, cash generation or other cash measures)

—	Stock price or performance

—	Stock index price or performance

—	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price or other measures of return)

—	Financial return measures (including, but not limited to, dividends, return on assets, capital, equity, investment or sales, cash flow, or free cash flow)

—	Market share measures

—	Improvements in capital structure

—	Levels of debt, equity, accounts receivable, lost time accidents or safety

—	Employee relations (surveys, employee claims) Expenses (operating expense, expense management, expense ratio, expense efficiency ratios,

other expense measures or cost containment, including medical, casualty and workers compensation costs)

—	Internal rate of return or increase in net present value

—	Working capital targets relating to inventory, accounts receivable or other components

—	Planning accuracy (as measured by comparing planned results to actual results)

—	Productivity improvement

—	Inventory measures (turns, reduction, shrinkage)

—	Customer relations and service (count, frequency, attitude, order fill rate)

—	Compliance goals (employee turnover, social goals, diversity goals, safety programs, regulatory or legal compliance)

—	Business expansion, acquisitions and divestitures.
          Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that undergoes a corporate event or transaction of a kind described in Section 15 or that files a petition for bankruptcy during a measurement period shall be disregarded from and after such event, unless the Committee determines not to disregard such entity or to make some other adjustment to measuring the performance index and the effect of such Committee determination is to reduce the amount payable under any affected Qualified Performance-Based Award. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Notwithstanding anything herein to the contrary, the Committee may exercise, with respect to such Qualified Business Criteria and related performance goals, such negative discretion as is permitted under applicable law for purposes of the Performance-Based Exception.
     (c) Performance Goals. Each Qualified Performance-Based Award (other than a Stock Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death, Disability or Retirement of the Participant, or upon a Change in Control as defined in Section 16. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.
     (d) Inclusions and Exclusions from Performance Criteria. The Committee may determine prospectively, at the time that goals under this Section 11 are established, whether or not to adjust any such goals during or after the applicable performance period to take into consideration and/or mitigate the unbudgeted impact of unusual or non-recurring gains and losses, accounting changes, acquisitions, dispositions, divestitures, discontinued operations and/or “extraordinary items” within the meaning of generally accepted accounting principles (“non-recurring items”), or if such non-recurring items were not foreseen or were not quantifiable at the time such goals were established, upon the occurrence of such non-recurring items, including any of the following that occur during the applicable performance period: (a) asset write-downs or impairment charges; (b) litigation or claim costs, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) restatements occurring as a result of errors that arise from events other than fraud or failures in performance; (e) accruals for reorganization and restructuring programs; (f) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.
     (e) Certification of Performance Goals. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Paragraph 11(c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Paragraph 11(c), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Performance-Based Exception.
     Section 12. Deferral Elections. The Compensation Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise or earn out of an Award made under the Plan. If any such election is permitted, the Compensation Committee may establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting dividend equivalents in respect of deferrals credited in units of Common Stock. Any such permitted deferrals shall comply with all applicable requirements of Section 409A of the Code, including the timing of any such deferral elections and the timing and form of payments.
     Section 13. Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant’s termination of employment shall be determined by the Compensation Committee.
     Section 14. Non-transferability of Awards. No Award under the Plan, nor any rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.
     Section 15. Adjustments Upon Changes in Capitalization, Etc.
     (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, other debentures, preferred or prior preference stocks, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
     (b) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Award shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, or changed into or exchanged for cash or property or the right to receive cash or property (but not including any dividend payable in cash or property other than a liquidating distribution), whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any Award and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Award, the number and kind of shares of stock or other securities or cash or property or right to receive cash or property into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change other than as specified above in this Section 15, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Compensation Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Award and of the shares then subject to an Award or Awards, such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the Plan and each agreement entered into with a Participant under the Plan. In the case of any such substitution or adjustment as provided for in this Section 15, the Award price for each share covered thereby prior to such substitution or adjustment will be the Award price for all shares of stock or other securities or cash or property or right to receive cash or property which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 15. No adjustment or substitution provided for in this Section 15 shall require the Company in any agreement with a Participant to issue a fractional share and the total substitution or adjustment with respect to each agreement with a Participant shall be limited accordingly. In the event that the number of shares of Common Stock subject to an Award is adjusted pursuant to the provisions of this Section 15, then any Stock Appreciation Rights related to such Award shall be appropriately and equitably adjusted.
     (c) In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of the Company’s Common Stock receive securities of another corporation and/or other property, including cash, the Compensation Committee shall, in its absolute discretion, have the power to cancel, effective immediately prior to the occurrence of such event, each Stock Option and each Stock Appreciation Right outstanding immediately prior to such event (whether or not then exercisable) and, in consideration of such cancellation, the Company will pay to the Participant an amount in cash for each share of Common Stock subject to such Stock Option or Stock Appreciation Right equal to the excess of (A) the value as determined by the Compensation Committee, in its absolute discretion, of the property (including cash) received by the holder of one share of Common Stock as a result of such event over (B) the exercise price of such Stock Option or Stock Appreciation Right; or provide for the exchange of each Stock Option and Stock Appreciation Right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Stock Option or Stock Appreciation Right would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Compensation Committee, in its absolute discretion, in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the Participant to whom such Stock Option or Stock Appreciation Right was granted in partial consideration for the exchange of the Stock Option or Stock Appreciation Right.
     Section 16. Change in Control.
     (a) Except as may otherwise be provided in an award agreement, incentive plan, award guidelines or other instrument adopted under this Plan, in the event of a Change in Control (as defined below) of the Company, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Awards shall be deemed to have been fully earned as of the date of the Change in Control.
     (b) “Change in Control” means, and shall be deemed to have occurred upon, the first to occur of any of the following events:
(i)
Any Outside Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)
During any period of two (2) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new Director, whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then in office who either were Directors at the beginning of the period or whose nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board; or

(iii)
The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets other than a sale or disposition of all or substantially all of the Company’s assets to an entity at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

(iv)
The stockholders of the Company approve a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a “Change in Control” be deemed to have occurred with respect to a Participant if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the acquiring company or group or surviving entity (the “Purchaser”) except for ownership of less than one percent (1%) of the equity of the Purchaser. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with a Change in Control, Change in Control shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.
     Section 17. Amendment and Termination. Without further approval of the stockholders of the Company, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the stockholders, make any amendment which would (i) require stockholder approval for Incentive Stock Options granted or to be granted under the Plan to qualify as incentive stock options within the meaning of Section 422 of the Code or (ii) require stockholder approval under applicable law or the rules of any national securities exchange upon which the Common Stock is listed at the time such amendment is proposed.
     Section 18. Miscellaneous.
     (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.
     (b) Share Withholding. The Company may cause any tax withholding obligation described in Paragraph 18(a) to be satisfied by the Company withholding shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction or (ii) tendering previously acquired shares having an aggregate Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction (provided that the shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender unless such shares had been acquired by the Participant on the open market). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.
     (c) No Right To Employment. Neither the adoption of the Plan nor the granting of any Award hereunder shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.
     (d) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
     (e) Payments to Trust. The Compensation Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Company may make payments of amounts due or to become due to Participants in the Plan.

     (f) Engaging in Competition With Company. In the event a Participant’s employment with the Company is terminated for any reason whatsoever, and within 18 months after the date thereof such Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Compensation Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant’s termination of employment with the Company.
     (g) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (h) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Compensation Committee agreeing to the terms and conditions of the Award and such related matters as the Compensation Committee shall, in its sole discretion, determine.
     (i) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.
     (j) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.
     (k) Compliance with Code Section 409A. The Plan is intended to comply with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.
     (l) Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Articles of Incorporation and Bylaws as in effect from time to time.

000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext           000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LNCE • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors: 01 - David V. Singer 02 - Dan C. Swander 03 - S. Lance Van Every					+

	☐ Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees
		01	02	03

	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

		For	Against	Abstain
2.	Approval of amendments to Lance, Inc. 2007 Key Employee Incentive Plan.	☐	☐	☐	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

3.	Ratification of selection of KPMG LLP as independent public accountants.	☐	☐	☐
We urge you to vote your shares by proxy even if you plan to attend the 2010 Annual Meeting of Stockholders. You can always change your vote at the meeting.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
Proxy — Lance, Inc.
Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders to be held May 4, 2010
The stockholder signing on the reverse hereby appoints David V. Singer, Rick D. Puckett and Kevin A. Henry, and each of them, proxies, with full power of substitution, with the powers the stockholder would possess if personally present, to vote, as designated hereon, all shares of the $.83-1/3 par value Common Stock of the stockholder in Lance, Inc. at the Annual Meeting of the Stockholders to be held on May 4, 2010, and at any adjournment thereof.
This proxy will be voted as specified hereon and, unless otherwise directed, will be voted FOR the election of all nominees as directors and FOR proposal 2.
Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.
Please date and sign on the reverse and return promptly in the enclosed postage paid envelope.
(Continued and to be signed on the reverse side)